Exhibit 10.5
UNITY SOFTWARE INC.
IRONSOURCE SHARE INCENTIVE PLAN
AMENDED AND RESTATED: November 30, 2022
Unless otherwise defined, terms used herein shall have the meaning ascribed to them in Section 2 hereof.
1.ESTABLISHMENT; PURPOSE; TYPES OF AWARDS; CONSTRUCTION.
1.1. Establishment. This Unity Software Inc. ironSource Share Incentive Plan (the “Plan”) constitutes an amendment, restatement, and renaming of the ironSource Ltd. (“ironSource”) 2021 Share Incentive Plan, which was assumed by Unity Software Inc. (the “Company”) following its acquisition of ironSource and amended and restated by the Committee as of November 30, 2022. The Plan is established to utilize all unissued shares of ironSource common stock previously approved for issuance and available for grant under the ironSource Ltd. 2021 Share Incentive Plan as of the Effective Time (as adjusted for issuance under the Plan).
1.2. Purpose. The purpose of the Plan is to afford an incentive to Employees and Consultants to provide Continuous Service, to increase their efforts on behalf of the Company and its Subsidiaries or Affiliates and to promote the success of the Company’s business, by providing such Employees and Consultants with opportunities to acquire a proprietary interest in the Company through the granting of Awards.
1.3. Types of Awards. This Plan is intended to enable the Company to issue Awards under various tax regimes, including:
(I) pursuant and subject to the provisions of Section 102 of the Ordinance (or the corresponding provision of any subsequently enacted statute, as amended from time to time), and all regulations and interpretations adopted by any competent authority, including the Israel Tax Authority (the “ITA”), including the income tax rules (tax benefits in stock issuance to employees) 5763-2003 or such other rules so adopted from time to time (the “Rules”) (such Awards that are intended to be (as set forth in the Award Agreement) and which qualify as such under Section 102 of the Ordinance and the Rules, “102 Awards”);
(II) pursuant to Section 3(i) of the Ordinance or the corresponding provision of any subsequently enacted statute, as amended from time to time (such awards, “3(i) Awards”); and
(III) Options to be granted to Employees or Consultants who are deemed to be residents of the United States for purposes of taxation, or are otherwise subject to U.S. federal income tax.
In addition to the issuance of Awards under the relevant tax regimes in the United States of America and the State of Israel, and without derogating from the generality of Section 23, this Plan contemplates issuances to Grantees in other jurisdictions or under other tax regimes with respect to which the Committee is empowered, but is not required, to make the requisite adjustments in this Plan and set forth the relevant conditions in an appendix to this Plan or in the Company’s agreement with the Grantee in order to comply with the requirements of such other tax regimes.

1.4. Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law, rule or regulation which is relied upon for tax relief in respect of a particular Award to a Grantee, the Committee is empowered, but is not required, hereunder to determine that the provisions of such law, rule or regulation shall prevail over those of this Plan and to interpret and enforce such prevailing provisions. With respect to 102 Awards, if and to the extent any action or the exercise or application of any provision hereof or authority granted hereby is conditioned or subject to obtaining a ruling or tax determination from the ITA, to the extent required by Applicable Law, then the taking of any such action or the exercise or application of such section or authority with respect to 102 Awards shall be conditioned upon obtaining such ruling or tax determination, and, if obtained, shall be subject to any condition set forth therein; it being clarified that there is no obligation to apply for any such ruling or tax determination (which shall be in the sole discretion of the Committee) and no assurance is made that if applied any such ruling or tax determination will be obtained (or the conditions thereof).
2.    DEFINITIONS.
2.1. Terms Generally. Except when otherwise indicated by the context, (i) the singular shall include the plural and the plural shall include the singular; (ii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (iv) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (v) reference to a “company” or “entity” shall include a, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, and reference to a “person” shall mean any of the foregoing or an individual, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety, and not to any particular provision hereof, (vii) all references herein to Sections shall be construed to refer to Sections to this Plan; (viii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ix) use of the term “or” is not intended to be exclusive.
2.2 Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:
2.3 “Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act, including, without limitation, any Parent or Subsidiary, or Employer.
2.4 “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Company’s shares are then traded or listed.
2.5. “Award” shall mean any Option, Restricted Stock, RSUs, Shares or any other Stock-based award granted under this Plan.
2.6. “Award Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Grantee along with the Grant Notice.
2.7. “Board” shall mean the Board of Directors of the Company.

2.8. “Capitalization Adjustment” shall mean any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
2.9. “Cause” shall have the meaning ascribed to such term in any written agreement between a Grantee and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Grantee, the occurrence of any of the following events: (i) Grantee’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Subsidiary or Affiliate documents or records; (ii) Grantee’s material failure to abide by the Company’s Code of Conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Subsidiary or Affiliate, as applicable); (iii) Grantee’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Subsidiaries or Affiliates (including, without limitation, Grantee’s improper use or disclosure of Company or Subsidiary or Affiliate confidential or proprietary information); (iv) any intentional act by Grantee which has a material detrimental effect on the Company’s or its Subsidiary’s or Affiliate’s reputation or business; (v) Grantee’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Subsidiary or Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by Grantee of any employment or service agreement between Grantee and the Company (or its Subsidiary or Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) Grantee’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs Grantee’s ability to perform his or her duties with the Company (or its Subsidiary or Affiliate, as applicable). The determination that a termination of Grantee’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Grantees who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Grantees who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Grantee was terminated with or without Cause for the purposes of outstanding Awards held by such Grantee will have no effect upon any determination of the rights or obligations of the Company or such Grantee for any other purpose.
2.10. “Code” shall mean the United States Internal Revenue Code of 1986, and any applicable regulations promulgated thereunder, all as amended.
2.11. “Committee” shall mean the Human Capital and Compensation Committee of the Board.
2.12. “Common Stock” shall mean the common stock of the Company.
2.13. “Companies Law” shall mean the Israel Companies Law, 5759-1999, and the regulations promulgated thereunder, all as amended from time to time.
2.14. “Consultant” means any person, including an advisor, who (i) was not employed by or otherwise providing services to the Company or any Affiliate (other than ironSource or its subsidiaries acquired by the Company under the Merger Agreement) at or immediately prior to the Effective Time; and (ii) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

2.15. “Continuous Service” shall mean that the Grantee’s service with the Company or an Affiliate, whether as an Employee, or Consultant, is not interrupted or terminated, but also including where an Employee or Consultant has a change in status and provides service as a Director. Without limiting the foregoing, a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Consultant or a change in the Entity for which the Grantee renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Grantee’s Continuous Service; provided, however, that if the Entity for which a Grantee is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Grantee’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by Applicable Law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Grantee, or as otherwise required by Applicable Law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
2.16. “Controlling Shareholder” shall have the meaning set forth in Section 32(9) of the Ordinance.
2.17. “Corporate Transaction” shall mean the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
2.17(a). a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
2.17(b). a sale or other disposition of at least 50% of the outstanding securities of the Company;
2.17(c) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
2.17(d) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
2.18. “Director” means a member of the Board.
2.19. “Disability” shall mean, with respect to a Grantee, such Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
2.20. “Effective Time” shall mean the time the “Certificate of Merger” (as such term is defined in the Merger Agreement) is filed with the Registrar of Companies of the State of Israel or such later time as may be mutually agreed to in writing by the Company and ironSource and specified in the Certificate of Merger.
2.21. “Employee” shall mean any person who (i) was not employed by or otherwise providing services to the Company or any Affiliate (other than ironSource or its subsidiaries acquired by the Company under the Merger Agreement) at or immediately prior to the Effective Time; and (ii) is employed by the Company or an Affiliate; provided, however, that service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

2.22. “Employer” means, for purpose of a 102 Trustee Award, the Company or an Affiliate, Subsidiary or Parent thereof, which is an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.
2.23. “Entity” shall mean a corporation, partnership, limited liability company or other entity.
2.24. “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
2.25. “Exercise Period” shall mean the period, commencing on the date of grant of an Award, during which an Award shall be exercisable, subject to any vesting provisions thereof (including any acceleration thereof, if any) and subject to the termination provisions hereof.
2.26. “Exercise Price” shall mean the exercise price for each Share covered by an Option or the purchase price for each Share covered by any other Award.
2.27. “Fair Market Value” shall mean, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable; (ii) if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists; and (iii) in the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
2.28. “Grantee” shall mean a person who has been granted an Award(s) under this Plan.
2.29. “Grant Notice” shall mean the notice provided to a Grantee that he or she has been granted an Award under the Plan and which includes the name of the Grantee, the type of Award, the date of grant of the Award, number of Shares subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
2.30. “Materially Impair” shall mean any amendment to the terms of the Award that materially adversely affects the Grantee’s rights under the Award. A Grantee’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Grantee’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Grantee’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (iii) to comply with other Applicable Laws.
2.31. “Merger Agreement” shall mean the Agreement and Plan of Merger by and among the Company, ironSource, and Ursa Aroma Merger Subsidiary Ltd. dated as of July 13, 2022.
2.32. “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
2.33. “Option” shall mean an option to purchase Shares granted pursuant to the Plan which does not qualify as an incentive stock option under the Code.
2.34. “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations and rules (including the Rules) promulgated thereunder, all as amended from time to time.

2.35. “Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.
2.36. “Performance Criteria” shall mean the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income measures; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; bookings measures; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

2.37. “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding Shares by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
2.38. “Performance Period” shall mean the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
2.39. “Plan Administrator” shall mean the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
2.40. “Post-Termination Exercise Period” shall mean the period following termination of a Grantee’s Continuous Service within which an Option or stock appreciation right is exercisable.
2.41. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
2.42. “Section 409A” shall mean Section 409A of the Code and the regulations and other guidance thereunder.
2.43. “Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder, all as amended from time to time.
2.44. “Shares” shall mean the shares of Common Stock.
2.45. “Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.46. “tax(es)” shall mean (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, capital gains, alternative or add-on minimum, transfer, value added tax, real and personal property, withholding, payroll, employment, escheat, social security, disability, national security, health tax, wealth surtax, stamp, registration and estimated taxes, customs duties, fees, assessments and charges of any similar kind whatsoever (including under Section 280G or 409A of the Code) or other tax of any kind whatsoever, (b) all interest, indexation differentials, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a), (c) any transferee or successor liability in respect of any items described in clauses (a) or (b) payable by reason of contract, assumption, transferee liability, successor liability, operation of Applicable Law, or as a result of any express or implied obligation to assume taxes or to indemnify any other person, and (d) any liability for the payment of any amounts of the type described in clause (a) or (b) payable as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate or other group for any taxable period, including under U.S. Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Applicable Law) or otherwise.
2.47. “Trustee” shall mean the trustee appointed by the Committee to hold the Awards (and, in relation with 102 Trustee Awards, approved by the ITA), if so appointed.
2.48. Other Defined Terms. The following terms shall have the meanings ascribed to them in the Sections set forth below:

Term	Section
102 Awards	1.3(i)
102 Capital Gain Track Awards	8.1
102 Non-Trustee Awards	8.2
102 Ordinary Income Track Awards	8.1
102 Trustee Awards	8.1
3(i) Awards	1.3(ii)
Company	1.1
Effective Date	22.1
Election	8.2
Eligible 102 Grantees	8.3
ironSource	1.1
ITA	1.3(i)
Plan	1.1
Pool	5.1
Prior Plan(s)	5.3
Required Holding Period	8.5
Restricted Period	10.2
Rules	1.3(i)
Withholding Obligations	16.5

3.    ADMINISTRATION.
3.1. To the extent permitted under Applicable Law and any governing document of the Company, this Plan shall be administered by the Committee. In the event that the Board does not appoint or establish a committee to administer this Plan, this Plan shall be administered by the Board, and, accordingly, any and all references herein to the Committee shall be construed as references to the Board. In the event that an action necessary for the administration of this Plan is required under Applicable Law to be taken by the Board without the right of delegation, or if such action or power was explicitly reserved by the Board in appointing, establishing and empowering the Committee, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board. Even if such a Committee was appointed or established, the Board may take any actions that are stated to be vested in the Committee, and shall not be restricted or limited from exercising all rights, powers and authorities under this Plan or Applicable Law.
3.2. Subject to the terms and conditions of this Plan, any mandatory provisions of Applicable Law and any provisions of any Company policy required under mandatory provisions of Applicable Law, and in addition to the Committee’s powers contained elsewhere in this Plan, the Committee shall have full authority, in its discretion, from time to time and at any time, to determine any of the following, or to recommend to the Board any of the following if it is not authorized to take such action according to Applicable Law:
(I) eligible Grantees,
(II) grants of Awards and setting the terms and provisions of Award Agreements (which need not be identical) and any other agreements or instruments under which Awards are made, including the number of Shares underlying each Award and the class of shares underlying each award (if more than one class was designated by the board),
(III) the time or times at which Awards shall be granted,
(IV) the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired upon the exercise or (if applicable) vesting thereof, including (1) designating awards under section 1.3; (2) the vesting schedule and terms and conditions upon which Awards may be exercised or become vested, (3) the Exercise Price, (4) the method of payment for Shares purchased upon the exercise or (if applicable) vesting of the Awards, (5) the method for satisfaction of any Withholding Obligations, including by the withholding or delivery of Shares, (6) the time of the expiration of the Awards, (7) the effect of termination of the Grantee’s Continuous Service, and (8) all other terms, conditions and restrictions applicable to the Award or the Shares not inconsistent with the terms of this Plan,
(V) the interpretation of this Plan and any Award Agreement and the meaning, interpretation and applicability of terms referred to in Applicable Law,
(VI) policies, guidelines, rules and regulations relating to and for carrying out this Plan, and any amendment, supplement or rescission thereof, as it may deem appropriate,
(VII) to adopt supplements to, or alternative versions of, this Plan, including, without limitation, as it deems necessary or desirable to comply with the laws of, or to accommodate the tax regime or custom of, non-U.S. jurisdictions whose citizens or residents may be granted Awards,
(VIII) the Fair Market Value of the Shares or other securities, property or rights,
(IX) the tax track (capital gains, ordinary income track or any other track available under Section 102 of the Ordinance) for the purpose of 102 Awards,
(X) the authorization and approval of conversion, substitution, cancellation or suspension under and in accordance with this Plan of any or all Awards or Shares,

(XI) the amendment, modification, waiver or supplement of the terms of each outstanding Award (with the consent of the applicable Grantee, if such amendments increase the Exercise Price of Awards, reduce the number of Shares underlying an Award, or otherwise Materially Impair the rights of a Grantee (but, in each case, other than as a result of an adjustment or exercise of rights in accordance with Section 13)) unless otherwise provided under the terms of this Plan,
(XII) without limiting the generality of the foregoing, and subject to the provisions of Applicable Law, to grant to a Grantee, who is the holder of an outstanding Award, in exchange for the cancellation of such Award, a new award having an Exercise Price lower than that provided in the Award so cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of this Plan or to set a new Exercise Price for the same Award lower than that previously provided in the Award.
(XIII) to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement and all other determinations and take such other actions with respect to this Plan or any Award as it may deem advisable to the extent not inconsistent with the provisions of this Plan or Applicable Law, and
(XIV) any other matter which is necessary or desirable for, or incidental to, the administration of this Plan and any Award thereunder.
3.3 The authority granted hereunder includes the authority to modify Awards and to determine the meaning, interpretation and applicability of terms referred to herein and in any Award Agreement with respect to eligible individuals who are foreign nationals or are individuals who are employed outside Israel to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of this Plan but without amending this Plan.
3.4. The Board and the Committee shall be free at all times to make such determinations and take such actions as they deem fit. The Board and the Committee need not take the same action or determination with respect to all Awards, with respect to certain types of Awards, with respect to all Employees and Consultants or any certain types of Employees and Consultants and actions and determinations may differ as among the Grantees, and as between the Grantees and any other holders of securities of the Company.
3.5. All decisions, determinations, and interpretations of the Committee, the Board and the Company under this Plan shall be final and binding on all Grantees (whether before or after the issuance of Shares pursuant to Awards), unless otherwise determined by the Committee, the Board or the Company, respectively. The Committee shall have the authority (but not the obligation) to determine the interpretation and applicability of Applicable Law to any Grantee or any Awards. No member of the Committee or the Board shall be liable to any Grantee for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.
3.6. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of Shares to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

4.    ELIGIBILITY.
Subject to the terms of the Plan, Employees and Consultants are eligible to receive Awards. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. However, eligibility in accordance with this Section 4 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
Awards may differ in number of Shares covered thereby, the terms and conditions applying to them or on the Grantees or in any other respect (including, that there should not be any expectation (and it is hereby disclaimed) that a certain treatment, interpretation or position granted to one shall be applied to the other, regardless of whether or not the facts or circumstances are the same or similar).
5.    SHARES.
5.1. The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be the sum of (a) 1,361,808, plus (b) on January 1 of each calendar year beginning on January 1, 2023 and ending on and including January 1, 2030, a number of Shares equal to the lesser of: (i) 5% of the total number of ordinary shares of ironSource outstanding immediately prior to the Effective Time (as multiplied by the Exchange Ratio defined under the Merger Agreement), and (ii) an amount determined by the Board, if so determined prior to the January 1 of the calendar year in which the increase will occur; in all events subject to adjustment as provided in Section 13.1; provided, however, that subsection (b) of this Section 5.1 shall apply only to the extent permitted under Rule 303A.08 of the New York Stock Exchange Listed Company Manual and applicable guidance thereunder and shall be deemed modified as needed to comport with such listing rule and guidance.
5.2. The Board may, at its discretion, reduce the number of Shares that may be issued pursuant to Awards under this Plan, at any time (provided that such reduction does not derogate from any issuance of Shares in respect Awards then outstanding).
5.3. Any Shares (a) underlying an Award granted hereunder or an award granted under the ironSource 2013 Share Incentive Plan (the “Prior Plan”) that has expired, or was cancelled, terminated, forfeited or settled in cash in lieu of issuance of Shares, for any reason, without having been exercised (including any Shares reserved but unallocated under the Prior Plan); (b) if permitted by the Company, tendered to pay the Exercise Price of an Award (or the exercise price or other purchase price of any option or other award under the Prior Plan), or withholding tax obligations with respect to an Award (or any awards under the Prior Plan); or (c) if permitted by the Company, subject to an Award (or any award under the Prior Plan) that are not delivered to a Grantee because such Shares are withheld to pay the Exercise Price of such Award (or of any award under the Prior Plan), or withholding tax obligations with respect to such Award (or such other award); shall automatically, and without any further action on the part of the Company or any Grantee, again be available for grant of Awards and Shares issued upon exercise of (if applicable) vesting thereof for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. Such Shares may be, in whole or in part, authorized but unissued Shares, (and, subject to obtaining a ruling as it applies to 102 Awards) treasury shares (dormant shares) or Shares otherwise that shall have been or may be repurchased by the Company (to the extent permitted pursuant to Applicable Law).
5.4. Any Shares under the Pool that are not subject to outstanding or exercised Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan.

6.    TERMS AND CONDITIONS OF AWARDS.
Each Award granted pursuant to this Plan shall be evidenced by a written or electronic Award Agreement, in substantially such form or forms and containing such terms and conditions, as the Committee shall from time to time approve. The Award Agreement shall comply with and be subject to the following general terms and conditions and the provisions of this plan (except for any provisions applying to Awards under different tax regimes), unless otherwise specifically provided in such Award Agreement, or the terms referred to in other sections of this Plan applying to Awards under such applicable tax regimes, or terms prescribed by Applicable Law. Award Agreements need not be in the same form and may differ in the terms and conditions included therein.
6.1. Number of Shares. Each Award Agreement shall state the number of Shares covered by the Award.
6.2. Type of Award. Each Award Agreement may state the type of Award granted thereunder, provided that the tax treatment of any Award, whether or not stated in the Award Agreement, shall be as determined in accordance with Applicable Law.
6.3. Exercise Price. Each Award Agreement shall state the Exercise Price, if applicable. Subject to Section 7.2, the Committee may reduce the Exercise Price of any outstanding Award, on terms and subject to such conditions as it deems advisable. The Exercise Price shall also be subject to adjustment as provided in Section 13 hereof. The Exercise Price of any outstanding Award granted to a Grantee who is subject to U.S. federal income tax shall be determined in accordance with Section 409A.
6.4. Manner of Exercise.
(a) An Award may be exercised, as to any or all Shares as to which the Award has become exercisable, by written notice delivered in person or by mail (or such other methods of delivery prescribed by the Company) to such person as determined by the Committee, or in any other manner as the Committee shall prescribe from time to time, specifying the number of Shares with respect to which the Award is being exercised (which may be equal to or lower than the aggregate number of Shares that have become exercisable at such time, subject to the last sentence of this Section), accompanied by payment of the aggregate Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each Share, at the time of exercise, either (i) in cash, (ii) by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company or the Trustee, (iii) via the Cashless Exercise Mechanism as described in Section 6.4(b) below, or (iv) in such other manner as the Committee shall determine, which may include procedures for cashless exercise. The application of cashless exercise with respect to any 102 Awards shall be subject to obtaining a ruling from the ITA, to the extent required by Applicable Law.
(b) Upon the approval of the Committee, Options may, if the Fair Market Value per Share then exceeds the Exercise Price thereof, be exercised using a cashless exercise mechanism to pay the Exercise Price and the number of the Shares to be issued by the Company shall be calculated pursuant to the following formula (the “Cashless Exercise Mechanism”):
X = Y * (A - B)
A
Where:
X = the number of Shares to be issued to the Grantee.
Y = the number of Shares, as adjusted to the date of such calculation, underlying the number of Options being exercised.
A= the Fair Market Value of one Share at the exercise date. B = the exercise price of each Option.

6.5. Term and Vesting of Awards.
(a) Each Award Agreement shall provide the vesting schedule for the Award as determined by the Committee. The Committee shall have the authority to determine the vesting schedule of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate, but no later than the date of grant of such Award.
(b) The Award Agreement may contain Performance Goals (which, in case of 102 Trustee Awards, may, if then required, be subject to obtaining a specific tax ruling or determination from the ITA), and the provisions with respect to any Award need not be the same as the provisions with respect to any other Award.
(c) The Exercise Period of an Award will be ten (10) years from the date of grant of the Award, unless otherwise determined by the Committee and stated in the Award Agreement, but subject to the vesting provisions described above and the early termination provisions set forth in Sections 6.6 and 6.7 hereof. At the expiration of the Exercise Period, any Award, or any part thereof, that has not been exercised within the term of the Award and the Shares covered thereby not paid for in accordance with this Plan and the Award Agreement shall terminate and become null and void, and all interests and rights of the Grantee in and to the same shall expire.
6.6. Termination.
(a) Unless otherwise determined by the Committee, and subject to Section 6.7 hereof, an Award may not be exercised unless the Grantee is then providing Continuous Service.
(b) Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or determined by the Committee, in the event that the Continuous Service of a Grantee shall terminate (other than by reason of death or Disability), all Awards of such Grantee that are unvested at the time of such termination shall terminate on the date of such termination, and all Awards of such Grantee that are vested and exercisable at the time of such termination may be exercised within up to three (3) months after the date of such termination (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan; provided, however, that if the Company (or the Subsidiary or Affiliate, when applicable) shall terminate the Grantee’s Continuous Service for Cause, all Awards theretofore granted to such Grantee (whether vested or not) shall terminate.
(c) Notwithstanding anything to the contrary, the Committee, in its absolute discretion, may, on such terms and conditions as it may determine appropriate, extend the periods for which Awards held by any Grantee may continue to vest and be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under Applicable Law as a result of the modification of such Awards.
(d) For purposes of this Plan, an entity or an Affiliate thereof assuming an Award or issuing in substitution thereof in a transaction to which Section 424(a) of the Code applies or in a Corporate Transaction in accordance with Section 13 shall be deemed as an Affiliate of the Company for purposes of this Section 6.6, unless the Committee determines otherwise.

6.7. Death or Disability of Grantee. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Grantee shall die while employed by, or performing service for, the Company or its Affiliates, or within the three (3) month period (or such longer period of time as determined by the Committee, in its discretion) after the date of termination of such Grantee’s Continuous Service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof), or if the Grantee’s Continuous Service shall terminate by reason of Disability, all Awards theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms) be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the legal right to exercise such Awards by bequest or inheritance, or by a person who acquired the legal right to exercise such Awards in accordance with applicable law in the case of Disability of the Grantee, as the case may be, at any time within twelve (12) months (or such longer period of time as determined by the Committee, in its discretion) after the death or Disability of the Grantee (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan. In the event that an Award granted hereunder shall be exercised as set forth above by any person other than the Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or proof satisfactory to the Committee of the right of such person to exercise such Award.
6.8. Securities Law Restrictions. Except as otherwise provided in the applicable Award Agreement or other agreement between the Grantee and the Company, if the exercise of an Award following the termination of the Grantee’s Continuous Service (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or equivalent requirements under equivalent laws of other applicable jurisdictions, then the Award shall remain exercisable and terminate on the earlier of (i) the expiration of a period of three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the termination of the Grantee’s Continuous Service during which the exercise of the Award would not be in such violation, or (ii) the expiration of the term of the Award as set forth in the Award Agreement or pursuant to this Plan. In addition, unless otherwise provided in a Grantee’s Award Agreement, if the sale of any Shares received upon exercise or (if applicable) vesting of an Award following the termination of the Grantee’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Award shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Grantee’s Continuous Service during which the exercise of the Award would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Award as set forth in the applicable Award Agreement or pursuant to this Plan.
6.9. Other Provisions. The Award Agreement evidencing Awards under this Plan shall contain such other terms and conditions not inconsistent with this Plan as the Committee may determine, at or after the date of grant, including provisions in connection with the restrictions on transferring the Awards or Shares covered by such Awards, which shall be binding upon the Grantees and any purchaser, assignee or transferee of any Awards, and other terms and conditions as the Committee shall deem appropriate.
7.    STOCK OPTIONS.
Awards granted pursuant to this Section 7 are intended to constitute nonqualified Options for U.S. federal tax purposes and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 7 and the other terms of this Plan, this Section 7 shall prevail.
7.1. Certain Limitations on Eligibility for Options. Options may not be granted to an Employee or Consultant who is deemed to be a resident of the United States for purposes of taxation or who is otherwise subject to United States federal income tax unless the Shares underlying such Options constitute “service recipient stock” under Section 409A or unless such Options comply with the payment requirements of Section 409A.

7.2. Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option unless the Committee specifically indicates that the Awards will have a lower Exercise Price and the Award complies with Section 409A. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Award is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of that complies with Section 424(a) of the Code or 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations or any successor guidance.
8.    102 AWARDS.
Awards granted pursuant to this Section 8 are intended to constitute 102 Awards and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 8 and the other terms of this Plan, this Section 8 shall prevail.
8.1. Tracks. Awards granted pursuant to this Section 8 are intended to be granted pursuant to Section 102 of the Ordinance pursuant to either (i) Section 102(b)(2) or (3) thereof (as applicable), under the capital gain track (“102 Capital Gain Track Awards”), or (ii) Section 102(b)(1) thereof under the ordinary income track (“102 Ordinary Income Track Awards”, and together with 102 Capital Gain Track Awards, “102 Trustee Awards”). 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 8, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Options under different tax laws or regulations.
8.2. Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Awards at any given time to all Grantees who are to be granted 102 Trustee Awards pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Awards it elects to grant before the date of grant of any 102 Trustee Awards (the “Election”). Such Election shall also apply to any other securities, including bonus shares, received by any Grantee as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Awards that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting Awards, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Awards”).
8.3. Eligibility for Awards.
(a) Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Plan means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Shareholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.
8.4. 102 Award Grant Date.
(a) Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 8.4(b), provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if an agreement is not signed and delivered by the Grantee within 90 days from the date determined by the Committee (subject to Section 8.4(b)), then such 102 Trustee Award shall be deemed granted on such later date as such agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.

(b) Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.
8.5. 102 Trustee Awards.
(a) Each 102 Trustee Award, each Share issued pursuant to the exercise of any 102 Trustee Award, and any rights granted thereunder, including bonus shares, shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Grantee for the requisite period prescribed by the Ordinance (the “Required Holding Period”). In the event that the requirements under Section 102 of the Ordinance to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(i) Award, all in accordance with the provisions of the Ordinance. After expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or the Employer withholds all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise or (if applicable) vesting thereof prior to the payment in full of the Grantee’s tax and compulsory payments arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above.
(b) Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in this Plan or Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in this Plan or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 of the Ordinance shall be binding on the Grantee. Any Grantee granted a 102 Trustee Awards shall comply with the Ordinance and the terms and conditions of the trust agreement entered into between the Company and the Trustee. The Grantee shall execute any and all documents that the Company and/or its Affiliates and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

(c) During the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Trustee Awards and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Grantee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, but subject to the terms of this Plan, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the Shares, this Plan, the Award Agreement and any Applicable Law.
(d) If a 102 Trustee Award is exercised or (if applicable) vested, the Shares issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Grantee.
(e) Upon or after receipt of a 102 Trustee Award, if required, the Grantee may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to this Plan, or any 102 Trustee Awards or Share granted to such Grantee thereunder.
8.6. 102 Non-Trustee Awards. The foregoing provisions of this Section 8 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 of the Ordinance and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Awards and all accrued rights thereon (if any), in trust for the benefit of the Grantee and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to force the Grantee to provide it with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.
8.7. Written Grantee Undertaking. To the extent and with respect to any 102 Trustee Award, and as required by Section 102 of the Ordinance and the Rules, by virtue of the receipt of such Award, the Grantee is deemed to have provided, undertaken and confirm the following written undertaking (and such undertaking is deemed incorporated into any documents signed by the Grantee in connection with the Continuous Service of the Grantee and/or the grant of such Award), and which undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof.
(a) The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

(b) The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Grantee agrees that the 102 Trustee Awards and Shares that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the 102 Trustee Awards), will be held by the Trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Grantee understands that any release of such 102 Trustee Awards or Shares from trust, or any sale of the Share prior to the termination of the Holding Period, as defined above, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and
(c) The Grantee agrees to the trust agreement signed between the Company, the Employer and the Trustee appointed pursuant to Section 102 of the Ordinance.
9.    3(I) AWARDS.
Awards granted pursuant to this Section 9 are intended to constitute 3(i) Awards and shall be granted subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 9 and the other terms of this Plan, this Section 9 shall prevail.
9.1. To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(i) Awards and/or any shares or other securities issued or distributed with respect thereto granted pursuant to this Plan shall be issued to a Trustee nominated by the Committee in accordance with the provisions of the Ordinance or the terms of a trust agreement, as applicable. In such event, the Trustee shall hold such Awards and/or other securities issued or distributed with respect thereto in trust, until exercised or (if applicable) vested by the Grantee and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Board or the Committee, and subject to such trust agreement, the Trustee will also hold the shares issuable upon exercise or (if applicable) vesting of the 3(i) Awards, as long as they are held by the Grantee. If determined by the Board or the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon issuance of Shares, whether due to the exercise or (if applicable) vesting of Awards.
9.2. Shares pursuant to a 3(i) Award shall not be issued, unless the Grantee delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Grantee acquired Shares under the Award or gives other assurance satisfactory to the Committee of the payment of those withholding taxes.
10.    RESTRICTED SHARES.
The Committee may award restricted shares to any eligible Grantee, including under Section 102 of the Ordinance. Each Award of Restricted shares under this Plan shall be evidenced by a written or electronic Award Agreement, in such form as the Committee shall from time to time approve. The Restricted Shares shall be subject to all applicable terms of this Plan, which in the case of Restricted Shares granted under Section 102 of the Ordinance shall include Section 10 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The Award Agreement shall comply with and be subject to Section 6 and the following terms and conditions, unless otherwise specifically provided in such Award Agreement and not inconsistent with this Plan, or Applicable Law:
10.1. Purchase Price. Section 6.4 shall not apply. Each Award Agreement shall state an amount of Exercise Price to be paid by the Grantee, if any, in consideration for the issuance of the Restricted Shares and the terms of payment thereof, which may include payment in cash or, subject to the Committee’s approval, by issuance of promissory notes or other evidence of indebtedness on such terms and conditions as determined by the Committee.

10.2. Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such Restricted Shares shall have vested (the period from the date on which the Award is granted until the date of vesting of the Restricted Share thereunder being referred to herein as the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the Restricted Shares, as it deems appropriate, including the satisfaction of Performance Goals (which, in case of 102 Trustee Awards, may be subject to obtaining a specific tax ruling or determination from the ITA). Certificates for shares issued pursuant to Restricted Share Awards, if issued, shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Share Award is made pursuant to Section 102 of the Ordinance, by the Trustee. In determining the Restricted Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded Restricted Shares on successive anniversaries of the date of such Award. To the extent required by the Ordinance or the ITA, the Restricted Shares issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Shares shall be held for the benefit of the Grantee for at least the Required Holding Period.
10.3. Forfeiture; Repurchase. Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service to the Company or any Affiliate thereof shall terminate for any reason prior to the expiration of the Restricted Period of an Award or prior to the timely payment in full of the Exercise Price of any Restricted Shares, any Shares remaining subject to vesting or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited, transferred to, and redeemed, repurchased or cancelled by, as the case may be, in any manner as set forth by the Committee, subject to Applicable Law and the Grantee shall have no further rights with respect to such Restricted Shares.
10.4. Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Shares, subject to Section 10.2, including the right to vote and receive dividends with respect to such Shares. All securities, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.
11.    RESTRICTED SHARE UNITS.
An RSU is an Award covering a number of Shares that is settled, if vested and (if applicable) exercised, by issuance of those Shares. An RSU may be awarded to any eligible Grantee, including under Section 102 of the Ordinance. The Award Agreement relating to the grant of RSUs under this Plan shall be in such form as the Committee shall from time to time approve. The RSUs shall be subject to all applicable terms of this Plan, which in the case of RSUs granted under Section 102 of the Ordinance shall include Section 8 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Share Unit Agreements entered into under this Plan need not be identical. RSUs may be granted in consideration of a reduction in the recipient’s other compensation.
11.1. Exercise Price. No payment of Exercise Price shall be required as consideration for RSUs, unless included in the Award Agreement or as required by Applicable Law (including, Section 304 of the Companies Law), and Section 6.4 shall apply, if applicable.
11.2. Stockholders’ Rights. The Grantee shall not possess or own any ownership rights in the Shares underlying the RSUs and no rights as a stockholder shall exist prior to the actual issuance of Shares in the name of the Grantee.

11.3. Settlements of Awards. Settlement of vested RSUs shall be made in the form of Shares or cash (in case of 102 Trustee Awards, the settlement shall be made in the form of shares only). If permitted by the Committee, distribution to a Grantee of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after settlement as determined by the Committee, subject to Section 11.4 below. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until the grant of RSUs is settled, the number of Shares underlying such RSUs shall be subject to adjustment pursuant hereto.
11.4. Section 409A Restrictions. Notwithstanding anything to the contrary set forth herein, any RSUs granted under this Plan that are not exempt from the requirements of Section 409A shall contain such restrictions or other provisions so that such RSUs will comply with the requirements of Section 409A, if applicable to the Company. Such restrictions, if any, shall be determined by the Committee and contained in the Restricted Share Unit Agreement evidencing such RSU.
12.    OTHER SHARE OR SHARE-BASED AWARDS.
12.1. The Committee may grant other Awards under this Plan pursuant to which Shares (which may, but need not, be Restricted Shares pursuant to Section 10 hereof), cash (in settlement of Share-based Awards) or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value.
12.2. The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of the Shares in respect to which the right was granted is so exercised exceeds the exercise price thereof. The exercise price of any such stock appreciation right granted to a Grantee who is subject to U.S. federal income tax shall be determined in compliance with Section 7.2.
12.3. Such other Share-based Awards as set forth above may be granted alone, in addition to, or in tandem with any Award of any type granted under this Plan (without any obligation or assurance that that such Share-based Awards will be entitled to tax benefits under Applicable Law or to the same tax treatment as other Awards under this Plan).
13.    EFFECT OF CERTAIN CHANGES.
13.1 General.
(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of Shares subject to the Plan and the maximum number of Shares by which the share reserve may annually increase pursuant to Section 5.1, and (ii) the class(es) and number of securities and exercise price, strike price or purchase price of Shares subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional Shares or rights for fractional Shares shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional Shares or fractional Shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b) The application of this Section with respect to any 102 Awards shall be subject to obtaining a ruling from the ITA, to the extent required by Applicable Law and subject to the terms and conditions of any such ruling.
13.2. Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Grantee or unless otherwise expressly provided by the Committee at the time of grant of an Award; provided, however, that the following provisions shall not apply to Awards subject to Section 409A and such Awards shall be subject to the provisions of Section 11 of the Company’s 2020 Equity Incentive Plan, which is hereby incorporated by reference (including all terms used therein).

(a) In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Grantees. The terms of any assumption, continuation or substitution will be set by the Committee.
(b) In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Grantees whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and stock appreciation rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Committee determines (or, if the Committee does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of performance-based Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (b) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (b) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.
(c) In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(d) Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Committee may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Committee, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Grantee would have received upon the exercise of the Award (including, at the discretion of the Committee, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.
(e) The Committee may determine to suspend the Grantee’s rights to exercise any vested portion of an Award for a period of time prior to the signing or consummation of Corporate Transaction.

(f) Without limiting the generality of this Section 13, if the consideration in exchange for Awards in a Corporate Transaction includes any securities and due receipt thereof by any Grantee (or by the Trustee for the benefit of such Grantee) may require under Applicable Law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (ii) the provision to any Grantee of any information under the Securities Act or any other securities laws, then the Committee may determine that the Grantee shall be paid in lieu thereof, against surrender of the Shares or cancellation of any other Awards, an amount in cash or other property, or rights, or any combination thereof, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. Nothing herein shall entitle any Grantee to receive any form of consideration that such Grantee would be ineligible to receive as a result of such Grantee’s failure to satisfy (in the Committee’s sole determination) any condition, requirement or limitation that is generally applicable to the Company’s stockholders, or that is otherwise applicable under the terms of the Corporate Transaction, and in such case, the Committee shall determine the type of consideration and the terms applying to such Grantees.
(g) Neither the authorities and powers of the Committee under this Section 13.2, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Grantee and without any liability to the Company or its Affiliates, or to their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing. The Committee need not take the same action with respect to all Awards or with respect to all Grantees. The Committee may take different actions with respect to the vested and unvested portions of an Award. The Committee may determine an amount or type of consideration to be received or distributed in a Corporate Transaction which may differ as among the Grantees, and as between the Grantees and any other holders of shares of the Company.
(h) The Committee may determine that upon a Corporate Transaction any Shares held by Grantees (or for Grantee’s benefit) are sold in accordance with instructions issued by the Committee in connection with such Corporate Transaction, which shall be final, conclusive and binding on all Grantees.
(i) All of the Committee’s determinations pursuant to this Section 13 shall be at its sole and absolute discretion, and shall be final, conclusive and binding on all Grantees (including, for clarity, as it relates to Shares issued upon exercise or vesting of any Awards or that are Awards, unless otherwise determined by the Committee) and without any liability to the Company or its Affiliates, or to their respective officers, directors, employees, stockholders and representatives, and the respective successors and assigns of any of the foregoing, in connection with the method of treatment, chosen course of action or determinations made hereunder.

(j) If determined by the Committee, the Grantees shall be subject to the definitive agreement(s) in connection with the Corporate Transaction as applying to holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, appointing and indemnifying stockholders/sellers representative, participating in transaction expenses, stockholders/sellers representative expense fund and escrow arrangement, in each case as determined by the Committee. Each Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such separate agreement(s) or instruments as may be requested by the Company, the surviving corporation or acquiring corporation in connection with such in such Corporate Transaction or otherwise under or for the purpose of implementing this Section 13.2, and in the form required by them. The execution of such separate agreement(s) may be a condition to the receipt of assumed or substituted Awards, payment in lieu of the Award, the exercise of any Award or otherwise to be entitled to benefit from shares or other securities, cash or other property, or rights, or any combination thereof, pursuant to this Section 13.2 (and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements).
13.3. Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
13.4. Reservation of Rights. Except as expressly provided in this Section 13 (if any), the Grantee of an Award hereunder shall have no rights by reason of any Capitalization Adjustment of shares of any class, any increase or decrease in the number of shares of any class, or any dissolution, liquidation, reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division, or other similar occurrences), or Corporate Transaction. Any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14.    NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.
14.1. All Awards granted under this Plan by their terms shall not be transferable, other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee or under this Plan. Subject to the above provisions, the terms of such Award, this Plan and any applicable Award Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative, to the extent provided for herein. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any direct or indirect interest in any Award by, any party other than the Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights. If permitted by the Committee and valid under Applicable Law, a Grantee may file with the Committee a written designation of a beneficiary, who shall be permitted to exercise such Grantee’s Award or to whom any benefit under this Plan is to be paid, in each case, in the event of the Grantee’s death before he or she fully exercises his or her Award or receives any or all of such benefit, on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary. Notwithstanding the foregoing, upon the request of the Grantee and subject to Applicable Law the Committee, at its sole discretion, may permit the Grantee to transfer the Award to a trust whose beneficiaries are the Grantee and/or the Grantee’s immediate family members (all or several of them).
14.2. As long as the Shares are held by the Trustee in favor of the Grantee, all rights possessed by the Grantee over the Shares are personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
If and to the extent a Grantee is entitled to transfer an Award in accordance with the terms of the Plan and any other applicable agreements, such transfer shall be subject (in addition, to any other conditions or terms applying thereto) to receipt by the Company from such proposed transferee of a written instrument, on a form reasonably acceptable to the Company, pursuant to which such proposed transferee agrees to be bound by all provisions of the Plan and any other applicable agreements, including without limitation, any restrictions on transfer of the Award set forth herein (however, failure to so deliver such instrument to the Company as set forth above shall not derogate from all such provisions applying on any transferee).

15.    CONDITIONS UPON ISSUANCE OF SHARES; GOVERNING PROVISIONS.
15.1. Legal Compliance. The grant of Awards and the issuance of Shares upon exercise or settlement of Awards shall be subject to compliance with all Applicable Law as determined by the Company, including, applicable requirements of U.S. or non-U.S. federal or state law with respect to such securities. The Company shall have no obligations to issue Shares pursuant to the exercise or settlement of an Award and Awards may not be exercised or settled, if the issuance of Shares upon exercise or settlement would constitute a violation of any Applicable Law as determined by the Company, including, applicable U.S. or non-U.S. federal or state securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Award may be exercised unless (i) a registration statement under the Securities Act or equivalent law in another jurisdiction shall at the time of exercise or settlement of the Award be in effect with respect to the Shares issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or equivalent law in another jurisdiction. The inability of the Company to obtain authority from any regulatory body having jurisdiction, if any, deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, and the inability to issue Shares hereunder due to non-compliance with any Company policies with respect to the sale of Shares, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained or achieved. As a condition to the exercise of an Award, the Company may require the person exercising such Award to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company, including to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, all in form and content specified by the Company.
16.    AGREEMENT REGARDING TAXES; DISCLAIMER.
16.1. If the Committee shall so require, as a condition of exercise or (if applicable) vesting of an Award, the release of Shares by the Trustee or the expiration of the Restricted Period, a Grantee shall agree that, no later than the date of such occurrence, the Grantee will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.
16.2. All tax consequences under any Applicable Law which may arise from the grant of any Awards or the exercise or (if applicable) vesting thereof, the sale or disposition of any Shares granted hereunder or issued upon exercise or (if applicable) the vesting of any Award, the assumption, substitution, cancellation or payment in lieu of Awards or from any other action in connection with the foregoing (including without limitation any taxes and compulsory payments, such as social security or health tax payable by the Grantee or the Company in connection therewith) shall be borne and paid solely by the Grantee, and the Grantee shall indemnify the Company, its Subsidiaries and Affiliates and the Trustee, and shall hold them harmless against and from any liability for any such tax or payment or any penalty, interest or indexation thereon. Each Grantee agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company.
16.3. The Grantee should consult with a tax advisor with respect to the tax consequences of receiving, exercising of Awards or disposing of Shares hereunder. The Company does not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

16.4. The Company and its Affiliates (including the Employer) do not undertake or assume any liability or responsibility to the effect that any Award shall qualify with any particular tax regime or rules applying to particular tax treatment, or benefit from any particular tax treatment or tax advantage of any type and the Company and its Affiliates (including the Employer) shall bear no liability in connection with the manner in which any Award is treated for tax purposes, regardless of whether the Award was granted or was intended to qualify under any particular tax regime or treatment. This provision shall supersede any type of Awards or tax qualification indicated in any corporate resolution or Award Agreement, which shall at all times be subject to the requirements of Applicable Law. The Company and its Affiliates (including the Employer) do not undertake and shall not be required to take any action in order to qualify any Award with the requirement of any particular tax treatment and no indication in any document to the effect that any award is intended to qualify for any tax treatment shall imply such an undertaking. The Company and its Affiliates (including the Employer) do not undertake to report for tax purposes any Award in any particular manner, including in any manner consistent with any particular tax treatment. No assurance is made by the Company or any of its Affiliates (including the Employer) that any particular tax treatment on the date of grant will continue to exist or that the Award would qualify at the time of exercise, vesting or disposition thereof with any particular tax treatment. The Company and its Affiliates (including the Employer) shall not have any liability or obligation of any nature in the event that an Award does not qualify for any particular tax treatment, regardless of whether the Company could have or should have taken any action to cause such qualification to be met and such qualification remains at all times and under all circumstances at the risk of the Grantee. The Company does not undertake or assume any liability to contest a determination or interpretation (whether written or unwritten) of any tax authorities, including in respect of the qualification under any particular tax regime or rules applying to particular tax treatment. If the Awards do not qualify under any particular tax treatment it could result in adverse tax consequences to the Grantee.
16.5. The Company or any Subsidiary or Affiliate (including the Employer) may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or any Subsidiary or Affiliate (including the Employer) (or any applicable agent thereof) is required by any Applicable Law to withhold in connection with any Awards, including, without limitations, any income tax, social benefits, social insurance, health tax, pension, payroll tax, fringe benefits, excise tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and applicable by law to the Grantee (collectively, “Withholding Obligations”). Such actions may include (i) requiring a Grantees to remit to the Company or the Employer in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments in connection with the Award or the exercise or (if applicable) the vesting thereof; (ii) subject to Applicable Law, allowing the Grantees to surrender Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise or vesting of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; (iv) by such other method as may be set forth in an Award Agreement or (v) any combination of the foregoing. The Company shall not be obligated to allow the exercise or vesting of any Award by or on behalf of a Grantee until all tax consequences arising therefrom are resolved in a manner acceptable to the Company.
16.6. Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax authority inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

16.7. With respect to 102 Non-Trustee Options, if the Grantee ceases to be employed by the Company, Parent, Subsidiary or any Affiliate (including the Employer), the Grantee shall extend to the Company and/or the Employer a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.
16.8. If a Grantee makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Grantee would otherwise be taxable under Section 83(a) of the Code, such Grantee shall deliver a copy of such election to the Company upon or prior to the filing such election with the U.S. Internal Revenue Service. Neither the Company nor any Affiliate (including the Employer) shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.
17.    RIGHTS AS A STOCKHOLDER; VOTING AND DIVIDENDS.
17.1. Subject to Section 10.4, a Grantee shall have no rights as a stockholder of the Company with respect to any Shares covered by an Award until the Grantee shall have exercised or (as applicable) vests in the Award, paid any Exercise Price therefor and becomes the record holder of the subject Shares. In the case of 102 Awards, the Trustee shall have no rights as a stockholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Grantee’s benefit, and the Grantee shall not be deemed to be a stockholder and shall have no rights as a stockholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Grantee and the transfer of record ownership of such Shares to the Grantee (provided, however, that the Grantee shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Grantee’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in shares or other securities, cash or other property, or rights, or any combination thereof) or distribution of other rights for which the record date is prior to the date on which the Grantee or Trustee (as applicable) becomes the record holder of the Shares covered by an Award, except as provided in Section 13 hereof.
17.2. The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other Applicable Law.
18.    NO REPRESENTATION BY COMPANY.
By granting the Awards, the Company is not, and shall not be deemed as, making any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares and such representations and warranties are hereby disclaimed. Unless required by Applicable Law, the Company shall not be required to provide to any Grantee any information, documents or material in connection with the Grantee’s considering an exercise of an Award. To the extent that any information, documents or materials are provided, the Company shall have no liability with respect thereto. Any decision by a Grantee to exercise an Award shall solely be at the risk of the Grantee.
19.    NO RETENTION RIGHTS.
Nothing in this Plan, any Award Agreement or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to be in Continuous Service or to be entitled to any remuneration or benefits not set forth in this Plan or such agreement, or to interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate such Grantee’s Continuous Service (including, any right of the Company or any of its Affiliates to immediately cease the Grantee’s Continuous Service or to shorten all or part of the notice period, regardless of whether notice of termination was given by the Company or its Affiliates or by the Grantee). Awards granted under this Plan shall not be affected by any change in duties or position of a Grantee, subject to sections 6.6 and 6.7. No Grantee shall be entitled to claim and the Grantee hereby waives any claim against the Company or any Subsidiary or Affiliate that he or she was prevented from continuing to vest in Awards as of the date of termination of his or her Continuous Service. No Grantee shall be entitled to any compensation in respect of the Awards which would have vested had such Grantee’s Continuous Service not been terminated.

20.    PERIOD DURING WHICH AWARDS MAY BE GRANTED.
This Plan shall remain in effect until December 13, 2030. From and after such date, no grants of Awards may be made and this Plan shall continue to be in full force and effect with respect to Awards or Shares issued thereunder that remain outstanding.
21.    AMENDMENT OF THIS PLAN AND AWARDS.
21.1. The Board at any time and from time to time may suspend, terminate, modify or amend this Plan, whether retroactively or prospectively. Any amendment effected in accordance with this Section 21 shall be binding upon all Grantees and all Awards, whether granted prior to or after the date of such amendment. No termination or amendment of this Plan shall affect any then outstanding Award unless expressly provided by the Board. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Grantee.
21.2. The Board or the Committee at any time and from time to time may modify or amend any Award theretofore granted, including any Award Agreement, whether retroactively or prospectively. Rights under any Award granted before such modification or amendment will not be Materially Impaired by any such modification or amendment unless (1) the Company requests the consent of the affected Grantee, and (2) such Grantee consents in writing
22.    APPROVAL.
22.1. This Plan shall take effect upon the Effective Time (the “Effective Date”).
22.2. 102 Awards are conditional upon the filing with or approval by the ITA, if required, as set forth in Section 8. Failure to so file or obtain such approval shall not in any way derogate from the valid and binding effect of any grant of an Award, which is not a 102 Award.
23.    RULES PARTICULAR TO SPECIFIC COUNTRIES; SECTION 409A.
23.1. Notwithstanding anything herein to the contrary, the terms and conditions of this Plan may be supplemented or amended with respect to a particular country or tax regime by means of an appendix to this Plan or to an applicable Award Agreement, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of this Plan, the provisions of such appendix shall govern. Terms and conditions set forth in such appendix shall apply only to Awards granted to Grantees under the jurisdiction of the specific country or such other tax regime that is the subject of such appendix and shall not apply to Awards issued to a Grantee not under the jurisdiction of such country or such other tax regime. The adoption of any such appendix shall be subject to the approval of the Board or the Committee, and if determined by the Committee to be required in connection with the application of certain tax treatment, pursuant to applicable stock exchange rules or regulations or otherwise, then also the approval of the stockholders of the Company.
23.2. This Section 23.2 shall only apply to Awards granted to Grantees who are subject to United States Federal income tax.
23.2(a) It is the intention of the Company that no Award shall be deferred compensation subject to Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in Section 23.2(b), and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.
23.2(b) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, shall be as set forth in Section 11 of the Company’s 2020 Equity Incentive Plan, which is incorporated herein by reference, except as otherwise set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

23.2(c) The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A. If for any reason any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 23.2(c), any provision of the Plan or any such agreement would cause a Grantee to incur any additional tax or interest under Section 409A, the Company may reform such provision in a manner intended to avoid the incurrence by such Grantee of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Grantee of the applicable provision without violating the provisions of Section 409A. For the avoidance of doubt, no provision of this Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from any Grantee or any other individual to the Company or any of its affiliates, employees or agents.
23.2(d) Notwithstanding any other provision of this Section 23.2 to the contrary, although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Grantee for any tax, interest, or penalties the Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
24.    GOVERNING LAW; JURISDICTION.
This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
25.    NON-EXCLUSIVITY OF THIS PLAN.
The adoption of this Plan shall not be construed as creating any limitations on the power or authority of the Company to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Company may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliate now has lawfully put into effect, including any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.
26.    MISCELLANEOUS.
26.1. Survival. The Grantee shall be bound by and the Shares issued upon exercise or (if applicable) the vesting of any Awards granted hereunder shall remain subject to this Plan after the exercise or (if applicable) the vesting of Awards, in accordance with the terms of this Plan, whether or not the Grantee is then or at any time thereafter employed or engaged by the Company or any of its Affiliates.
26.2. Additional Terms. Each Award awarded under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole discretion.
26.3. Fractional Shares. No fractional Share shall be issuable upon exercise or vesting of any Award. Unless a different rounding rule is applied by the Committee, the number of Shares to be issued shall be rounded down to the nearest whole Share, with any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

26.4. Severability. If any provision of this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall, for any reason, be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with Applicable Law as it shall then appear.
26.5. Captions and Titles. The use of captions and titles in this Plan or any Award Agreement or any other agreement entered into in connection with an Award is for the convenience of reference only and shall not affect the meaning or interpretation of any provision of this Plan or such agreement.
* * *

Unity Software Inc.
Stock Option Grant Notice
(ironSource Share Incentive Plan)
Unity Software Inc. (the “Company”), pursuant to its ironSource Share Incentive Plan (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of shares of the Common Stock set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan and the Global Stock Option Agreement, including any country-specific appendices thereto (the “Appendix”), all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Stock Option Agreement (including the Appendix) shall have the meanings set forth in the Plan or the Global Stock Option Agreement, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise and Vesting Schedule:	Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:
[__________]
If the Optionholder’s Continuous Service terminates because of the Optionholder’s death (i) within the first year of Optionholder’s Continuous Service, then 50% of the Number of Shares of Common Stock Subject to Option as set forth above shall vest effective as of immediately prior to the effective time of such termination or (ii) on or following the first year of Optionholder’s Continuous Service, then 100% of the Number of Shares of Common Stock Subject to Option set forth above shall vest effective as of immediately prior to the effective time of such termination.
Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Global Stock Option Agreement (including the Appendix), all of which are made a part of this document. This Grant Notice, the Global Stock Option Agreement and the Appendix (collectively, the “Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
•You consent to receive the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Option Agreement and the Appendix) or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•This Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

UNITY SOFTWARE INC.		OPTIONHOLDER:

By:
	Signature		Signature

Title:		Date:

Date:

Unity Software Inc.
ironSource Share Incentive Plan
Global Stock Option Agreement
As reflected by your Stock Option Grant Notice (“Grant Notice”) Unity Software Inc. (the “Company”) has granted you an option under its ironSource Share Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Global Stock Option Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Global Stock Option Agreement, including the Appendix, as defined below, constitute your Agreement (the Grant Notice, Global Stock Option Agreement and Appendix, collectively, are referred to as the “Agreement”).
The general terms and conditions applicable to your Option are as follows:
1.    Governing Plan Document. Your Option is subject to all the provisions of the Plan. Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.    Exercise.
(a)    You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)    To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:
(i)    cash, check, bank draft or money order;
(ii)    subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in the Plan if at the time of exercise the Common Stock is publicly traded;
(iii)    subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in the Plan; or
(iv)    subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement as further described in the Plan.
3.    Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
(a)    immediately upon the termination of your Continuous Service for Cause;
(b)    three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death;
(c)    12 months after the termination of your Continuous Service due to your Disability;
(d)    12 months after your death if you die during your Continuous Service;
(e)    immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,

(f)    the Expiration Date indicated in your Grant Notice; or
(g)    the day before the 10th anniversary of the Date of Grant.
Notwithstanding the foregoing, if you die during the period provided in Section 3(b), the term of your Option shall not expire until the earlier of (i) 12 months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in the Plan.
4.    Withholding Obligations. Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or exercise of the Option or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (a) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Common Stock pursuant to such exercise, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Shares; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
As further provided in the Plan, you may not exercise your Option unless the applicable withholding obligations with respect to the Tax Liability are satisfied, and at the time you exercise your Option, in whole or in part, or at the time of any other applicable tax withholding event with respect to your Option, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by one or a combination of the following methods: (i) withholding from your payroll and any other amounts payable to you, in accordance with Applicable Laws; (ii) withholding from the proceeds of the sale of shares of Common Stock issued upon exercise of the Option (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company, or by means of the Company acting as your agent to sell sufficient shares of Common Stock for the proceeds to settle such withholding requirements, on your behalf pursuant to this authorization without further consent); (iii) withholding shares of Common Stock otherwise issuable to you upon the exercise of the Option, provided that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; or (iv) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event that the amount of the Company’s or applicable Service Recipient’s withholding obligation in connection with your Option was greater than the amount actually withheld by the Company, you agree to indemnify and hold the Company and the applicable Service Recipient harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.

The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (1) maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and will have no entitlement to the equivalent amount in Common Stock or (2) minimum or such other applicable rates, in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised portion of the Option, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.
You may not be able to exercise your Option even though the Option is vested, and the Company shall have no obligation to issue shares of Common Stock subject to your Option, unless and until such Tax Liability withholding obligations are satisfied, as determined by the Company.
5.    Transferability. Except as otherwise provided in the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.
6.    Corporate Transaction. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
7.    No Liability for Taxes. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, employees or Affiliates related to any Tax Liability arising from the Option or any other compensation from the Company or the Service Recipient and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the U.S. Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.
8.    Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
9.    Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
10.    Questions. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable U.S. federal income tax consequences, please see the Prospectus.

11.    Lock-Up. By accepting the Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for such period of time as any underwriters or the Company may request in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, provided that transactions pursuant to Section 4 hereof shall be exempt from any such lock-up request. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 11. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
12.    Venue. For purposes of any action, lawsuit, or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of California, or the federal courts for Northern District of California, and no other courts, where this grant is made and/or to be performed.
13.    Waiver. You acknowledge that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.
14.    Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any additional or different terms and conditions set forth in the Appendix to this Global Stock Option Agreement for your country (the “Appendix”) set forth as Exhibit A to this Global Stock Option Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the additional or different terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Global Stock Option Agreement.
15.    Recoupment. All Options, whether unvested or vested, and any shares of Common Stock issued at exercise of Options, shall be subject to the Company’s Executive Clawback Policy, as amended from time to time (the “Clawback Policy”), such that any Option granted to a Participant who is subject to the Clawback Policy, and any shares of Common Stock acquired pursuant to such Option, shall be subject to deduction, clawback or forfeiture, as provided under the Clawback Policy. Further, the Option, whether unvested or vested, and any shares of Common Stock issued at exercise of the Option, shall be subject to deduction, clawback or forfeiture to the extent required to comply with any recoupment requirement imposed under Applicable Laws.
* * * *

EXHIBIT A
Unity Software Inc.
ironSource Share Incentive Plan
Appendix to Global Stock Option Agreement
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Option granted to you under the Plan if you reside and/or work outside of the United States. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Global Stock Option Agreement to which this Appendix is attached.
If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix also includes information regarding securities, exchange controls, tax, and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience and is based on the securities, exchange control, tax, and other laws in effect in the respective countries as of February 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in or exercises this Option or sell any shares of Common Stock.
In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the Applicable Laws in your country may apply to your situation.
Finally, you understand that if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.
TERMS AND CONDITIONS APPLICABLE TO NON-U.S. PARTICIPANTS
In accepting this Option, you acknowledge, understand and agree to the following:
1.Data Privacy Information. The Company is located at 30 3rd Street, San Francisco, CA 94103, United States, and grants Awards to employees of the Company and its Affiliates, at the Company’s sole discretion. If you would like to participate in the Plan, please review the following information about the Company’s data processing practices.
The following provision applies to Participants who work and/or reside outside the European Union/European Economic Area.
Data Collection and Usage. You hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of your personal data as described in the Grant Notice and the Agreement by and among, as applicable, the Company, the Service Recipient and other Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

Data Processing. You understands that the Company and the Service Recipient hold certain personal information about you, including, without limitation, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
Stock Plan Administration, Data Transfer, Retention and Data Subject Rights. You understand that the Data will be transferred to Charles Schwab & Co., Inc. (including its affiliated companies) (“Schwab”) and /or Equity Plan Solutions (“EPS”), which are assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in your country of work and/or residence, or elsewhere, and that any recipient’s country may have different data privacy laws and protections than your country of work and/or residence. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorizes the Company, Schwab, EPS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Continuous Service will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you the Option or other equity awards or administer or maintain such awards. Therefore, you understand that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
The following provision applies to Participants who work and/or reside inside the European Union/European Economic Area (including Switzerland and the United Kingdom).
Data Collection and Usage. The Company, the Service Recipient, and other Affiliates collect, process, transfer and use personal data about you that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), which the Company receives from you or the Service Recipient.
Purposes and Legal Bases of Processing. The Company processes the Data for the purpose of performing its contractual obligations under the Agreement, granting Options, implementing, administering and managing your participation in the Plan. The legal basis for the processing of the Data by the Company and the third party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. (including its affiliated companies) (“Schwab”) and/or Equity Plan Solutions (“EPS”), independent service providers with operations, relevant to the Company, in Canada and the United States, which assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your Data with another service provider that serves in a similar manner. The Company’s service provider may open an account for you to receive and trade shares of Common Stock. The processing of your Data will take place through both electronic and non-electronic means. You may be asked to agree on separate terms and data processing practices with Schwab or EPS, with such agreement being a condition of the ability to participate in the Plan.
International Data Transfers. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any then-current recipients of the Data by contacting your local human resources representative. When transferring Data to its affiliates, Schwab and EPS, the Company provides appropriate safeguards described in the Company’s applicable policy on data privacy.
Data Retention. The Company will use your Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with Applicable Laws, exercise or defense of legal rights, or archiving, deletion, and backup purposes. When the Company no longer needs your Data, the Company will remove it from its systems to the fullest extent reasonably practicable. The Company may keep some of your Data longer to satisfy legal or regulatory obligations and the Company’s legal basis for such use would be necessity to comply with legal obligations.
Contractual Requirement. Your provision of Data and its processing as described above is a contractual requirement and a condition to your ability to participate in the Plan. You understands that, as a consequence of your refusing to provide Data, the Company may not be able to allow you to participate in the Plan, grant Options to you or administer or maintain such Options. However, your participation in the Plan and your acceptance of the Option Agreement are purely voluntary. While you will not receive Options if you decide against participating in the Plan or providing Data as described above, your career and salary will not be affected in any way.
Data Subject Rights. You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of your Data the Company processes, (ii) rectify incorrect Data and/or delete your Data, (iii) restrict processing of your Data, (iv) portability of your Data, (v) lodge complaints with the competent data protection authorities in your country and/or (vi) obtain a list with the names and addresses of any recipients of your Data. To receive clarification regarding your rights or to exercise your rights please contact the Company at equityops@unity3d.com.
2.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock or rights to the shares of Common Stock, or rights linked to the value of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by Applicable Laws). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by you before possessing the inside information. Furthermore, you may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

3.Language. You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. Furthermore, if you have received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws.
4.Foreign Asset/Account Tax Reporting Requirements. You acknowledge that there may be certain foreign asset and/or account, exchange control and/or tax reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including any proceeds arising from the sale of shares of Common Stock or the payment of any cash dividends on the Common Stock) in a bank or brokerage account outside your country. Applicable Laws may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker within a certain time after receipt. It is your responsibility to be compliant with such regulations and you should speak with your personal advisor on this matter.
5.Additional Acknowledgments and Agreements. In accepting this Option, you also acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Plan is operated and the Option is granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights you may have under this Agreement, including related to the issuance of Common Stock pursuant to the exercise of the Option, may be raised only against the Company but not any Affiliate (including, but not limited to, the Service Recipient);
(c)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(d)all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(e)the Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Service Recipient, or any Affiliate, and shall not interfere with the ability of the Company, the Service Recipient or any Affiliate, as applicable, to terminate your employment or service relationship at any time;
(f)You are voluntarily participating in the Plan;
(g)the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)The Option and the shares of Common Stock subject to the Option, and the income from and value of same, are an extraordinary item of compensation outside the scope of your employment or service contract, if any, and is not to be considered part of your normal or expected compensation for any purpose, including but not limited to calculating severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments.

(i)the future value of the Common Stock underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(j)if the underlying shares of Common Stock do not increase in value, the Option will have no value;
(k)if you exercise the Option and acquire shares of Common Stock, the value of such Common Stock may increase or decrease in value, even below the Exercise Price;
(l)unless otherwise agreed with the Company, the Option and the shares of Common Stock underlying the Option, and the income from and value of same, are not granted as consideration for, or in connection with, service you may provide as a director of an Affiliate;
(m)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option or the recoupment of any shares of Common Stock or other benefits or payments acquired under the Plan resulting from (i) the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any) and/or (ii) the application of the Clawback Policy or any recoupment or clawback policy otherwise required by Applicable Law;
(n)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(o)the Option and the shares of Common Stock subject to the Option are not part of normal or expected compensation or salary for any purpose; and
(p)neither the Company, the Service Recipient nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.
BELGIUM
Notifications
Foreign Asset / Account Tax Reporting Information. Belgian residents are required to report any security or bank accounts (including brokerage accounts) opened and maintained outside Belgium on their annual tax return. In a separate report, they must provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
Tax Notification. Affirmatively accepting stock options in writing within 60 days after the date of the Option offer (i.e., the date on which you are first notified in writing of the material terms and conditions of the Option grant), will result in taxation of the Option on the 60th day after the offer date. If the Option is accepted more than 60 days after the Option offer, the Option will be taxed at exercise. You should consult with your personal tax advisor to ensure compliance with applicable tax obligations.
CANADA
Terms and Conditions
Method of Payment. The following provision supplements and modifies Section 2(b) of the Global Stock Option Agreement:

For avoidance of doubt, you are prohibited from surrendering shares of Common Stock that you already own to pay the Exercise Price or any Tax Liability in connection with the exercise of the Option. The Company reserves the right to permit this method of payment depending upon the development of local law.
The following provisions will apply if you are a resident of Quebec:
Authorization to Release and Transfer Necessary Personal Information. The following provision supplements Section 1 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You acknowledge that your Data, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. You further authorize the Company and/or any Affiliate to disclose and discuss the Plan with their advisors. You further authorizes the Company and any Affiliate to record such information and to keep such information in your employee file. If applicable, you also acknowledge that the Company, the Service Recipient, and/or any Affiliate, Schwab, EPS and other service providers designated by the Company may use technology for profiling purposes and make automated decisions that may have an impact on your participation in the Plan or the administration of the Plan.
Notifications
Securities Law Information. The sale or other disposal of the shares of Common Stock acquired at exercise of the Option may not take place within Canada. You will be permitted to sell or dispose of any shares of Common Stock under the Plan only if such sale or disposal takes place outside Canada on the facilities on which such shares are traded (i.e., the New York Stock Exchange).
Foreign Asset/Account Tax Reporting Information. You are required to report any foreign specified property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign specified property exceeds a certain threshold (currently C$100,000) at any time in the year. Foreign specified property includes shares of Common Stock acquired under the Plan, and may include the Option. The Option must be reported (generally at a nil cost) if the applicable cost threshold is exceeded because of other foreign specified property you hold. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Common Stock at the time of acquisition, but if you own other Shares, this ACB may have to be averaged with the ACB of the other shares of Common Stock. The form must be filed by April 30 of the following year. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following provisions apply to you if you are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
Exercise of Option. The following provision supplements and modifies Sections 2 and 3 of the Global Stock Option Agreement.

Due to legal restrictions, the Option shall become exercisable by you only at such time as all necessary exchange control and other approvals from the SAFE have been received for Options granted under the Plan, as determined by the Company in its sole discretion (the “Liquidity Date”). Unless otherwise determined by the Committee, to exercise the Option, you must pay the Exercise Price by a “Cashless Exercise” as described in Section 2(b)(ii) of the Global Stock Option Agreement, and the net cash proceeds from such exercise will be remitted to you in accordance with applicable exchange control law. In the event shares of Common Stock are issued upon exercise of the Option, the Company has discretion to arrange for the sale of the shares of Common Stock issued, either immediately upon exercise or at any time thereafter and the Company may require you to hold such shares of Common Stock in a designated brokerage account.
In the event your Continuous Service terminates after the Liquidity Date, all unvested Options will be forfeited and you must exercise any vested Options within such time as required by the Company’s SAFE approval (but in no event beyond the applicable time limit set forth in the Grant Notice and Global Stock Option Agreement). However, if your Continuous Service with terminates prior to the Liquidity Date for any reason other than Cause, and you are unable to exercise the Option within the applicable time period specified in Section 3 of the Global Stock Option Agreement due to the legal restrictions described above, the Option, to the extent vested and unexercised on the date on which your Continuous Service terminated, may be exercised by you at any time prior to the expiration of twenty-four (24) months after the date on which your Continuous Service terminated or within such shorter period as required by the Company’s SAFE approval, but in any event no later than the Expiration Date.
If or to the extent the Company is unable to obtain or maintain SAFE approval, the Option may not be exercised and no shares of Common Stock subject to the Options shall be issued.
Exchange Control Obligations. You understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan and any cash dividends paid on such shares of Common Stock. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or an Affiliate), and you hereby consent and agree that any sale proceeds and cash dividends may be transferred to such special account by the Company (or an Affiliate) on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account.
The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company (or an Affiliate) is under no obligation to secure any particular exchange conversion rate and that the Company (or an Affiliate) may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company (or an Affiliate) in the future in order to facilitate compliance with exchange control requirements in China.
COLOMBIA
Terms and Conditions
Nature of Grant. Pursuant to article 127 of the Colombian Labor Code, neither the Option nor any proceeds or other funds you may receive pursuant to the Option will be considered a salary payment for any legal purpose, including, but not limited to, determining vacation pay, termination indemnities, payroll taxes or social insurance contributions. In consequence, the Option and any proceeds or other funds you may receive pursuant to the Option will be considered as non-salary payments as per Article 128 of the Colombian Labor Code (as amended by Article 15 of Law 50 of 1990) and Article 17 of Law 344 of 1996.

Notifications
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the shares of Common Stock may not be offered to the public in Colombia. Nothing in the Grant Notice, the Agreement, the Plan or any other document related to the Option shall be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. You are responsible for complying with any and all Colombian foreign exchange requirements in connection with the Option, any shares of Common Stock acquired and funds remitted out of or into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. You are responsible for ensuring your compliance with any applicable requirements and should speak to your personal legal advisor on this matter.
Foreign Asset / Account Tax Reporting Information. You must file an annual return providing details of assets held abroad to the Colombian Tax Office (Dirección de Impuestos y Aduanas Nacionales). If the individual value of these assets exceeds a certain threshold (currently 2,000), you must identify and characterize each asset, specify the jurisdiction in which it is located, and provide its value.
You should consult with your personal legal advisor to ensure compliance with the applicable requirements.
DENMARK
Terms and Conditions
Stock Option Act Notification. You acknowledge you have been provided with an Employer statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. The Employer statement is attached hereto as Exhibit B.
Notifications
Foreign Asset / Account Tax Reporting Information. If you establish an account holding shares of Common Stock or cash outside Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.
FINLAND
There are no country-specific terms.
FRANCE
Terms and Conditions
Option Type. The Option is not intended to qualify for specific tax or social security treatment in France.
Language Consent. By accepting the Option, you confirm having read and understood the documents relating to this grant (the Plan and the Agreement), which were provided in English language. You accepts the terms of those documents accordingly.
En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.
Notifications
Foreign Asset/Account Tax Reporting Information. French residents holding cash or securities (including shares of Common Stock acquired under the Plan) outside France must declare such accounts to the French Tax Authorities when filing their annual tax returns.

GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of a certain threshold (currently €50,000) (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount in connection with your participation in the Plan (including if you acquire shares of Common Stock under the Plan with a value in excess of €50,000 or sell shares of Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of €50,000) and/or if the Company withholds or sells shares of Common Stock with a value in excess of €50,000 to cover Tax Liability, you must report the payment to the Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by the Bundesbank. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
Foreign Asset/Account Tax Reporting Information. If your acquisition of shares of Common Stock under the Plan leads to a “qualified participation” at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock acquired exceeds EUR 150,000 or (ii) in the unlikely event you hold shares of Common Stock exceeding 10% of the total Common Stock. However, if the shares of Common Stock are listed on a recognized U.S. stock exchange (e.g., the New York Stock Exchange) and you own less than 1% of the Company, this requirement will not apply to you.
HONG KONG
Terms and Conditions
Sale of Shares. In the event this Option becomes exercisable within six months of the Date of Grant, you agree that you will not dispose of any shares of Common Stock acquired upon exercise of the Option prior to the six-month anniversary of the Date of Grant.
Notifications
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
INDIA
Notifications
Tax Collection at Source. You may be subject to Tax Collection At Source (“TCS”) if your annual remittances out of India exceed a certain amount (currently INR 700,000). You may be required to provide a declaration to the Service Recipient or bank remitting the funds to determine if such amount has been reached. If deemed necessary to comply with Applicable Laws, the Company may require you to pay the Exercise Price and any Tax Liability through a cashless or net exercise method, as described in Sections 2(b)(ii) and (iv) of the Global Stock Option Agreement, respectively. The Company reserves the right to prescribe alternative methods of payment depending on the development of local laws.
Exchange Control Information. You must repatriate any funds recognized in connection with the Option to India within certain prescribed time periods (e.g., proceeds from the sale of shares of Common Stock must be repatriated within 180 days of receipt or within such other period of time as may be required under applicable regulations). You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company, or the Service Recipient requests proof of repatriation. You also agree to provide any information that may be required by the Company or the Service Recipient to make any applicable filings under exchange control laws in India.

Foreign Asset/Account Tax Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in their annual tax return.
IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Affiliate must notify the Irish Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., Options granted under the Plan, shares of Common Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time, but only to the extent such individuals own 1% or more of the total Common Stock. If applicable, this notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
Terms and Conditions
The following provisions apply if you were an Israeli tax resident at the time of grant of the Options:
Trust Arrangement. You understand and agree that the Options awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan, the Agreement, the Trust Agreement (the “Trust Agreement”), between the Company and the Company’s trustee, IBI Capital Trust Ltd. (the “Trustee”), appointed by the Company or a Participating Company, or any successor trustee.
Type of Grant. The Options are intended to qualify for favorable tax treatment in Israel as a 102 Capital Gain Track Award subject to the terms and conditions of Section 102(b)(2) of the Ordinance (“Section 102”) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the Options, you acknowledge that the Company cannot guarantee or represent that the favorable tax treatment under the Capital Gains Track of Section 102 will apply to the Options.
By accepting the Options, you: (a) acknowledge receipt of and represent that you have read and are familiar with the terms and provisions of Section 102, the Plan, and the Agreement; (b) accept the Options subject to all of the terms and conditions of the Agreement, the Plan, and Section 102 and the rules promulgated thereunder; and (c) agree that the Options and/or any shares of Common Stock issued in connection therewith, will be registered for your benefit in the name of the Trustee as required to qualify under Section 102.
You hereby undertake to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Options or shares of Common Stock granted thereunder. You agree to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Ordinance.
Electronic Delivery. To the extent required pursuant to Israeli tax law and/or by the Trustee, you consent and agree to deliver written notices and/or actual copies of any notices or confirmations provided by you related to you participation in the Plan. If you reside in Israel and have not already signed an Israeli consent in connection with grants made under the Plan, then upon the Company’s request you must sign and deliver a copy of the Israeli consent provided by the Company within 60 days to equityops@unity3d.com or such other address specified by the Company. If the Company or its Affiliate in Israel do not receive the signed Israeli consent within 60 days of such request, the Company may cancel the Options in which case, the Options will become null and void.

The following provisions apply if you were not an Israeli tax resident at the time of grant of the Options or if the Options do not qualify as a 102 Capital Gain Track Award:
Immediate Sale Restriction. Notwithstanding anything to the contrary in the Plan or the Agreement, you may be required to immediately sell all shares of Common Stock acquired upon exercise the Options. Pursuant to this requirement, you authorize the Company to instruct its designated broker to assist with the mandatory sale of the shares of Common Stock (on your behalf pursuant to this authorization without further consent) and you expressly authorize such broker to complete the sale of such shares of Common Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay to you the cash proceeds from the sale, less any brokerage fees or commissions and any Tax Liability.
Notifications
Securities Law Information. The Company has obtained an exemption to the prospectus filing requirement from the Israeli Securities Authority. Accordingly, Options will be offered pursuant to an exemption from filing a Plan prospectus granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available from the Company.
JAPAN
Notifications
Exchange Control information. If you pay more than a certain threshold (currently ¥30,000,000) in a single transaction for the purchase of shares of Common Stock when you exercise the Option, you must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. If the payment amount to purchase shares of Common Stock in one transaction exceeds a certain threshold (currently ¥100,000,000), you must file a Securities Acquisition Report with the Ministry of Finance (through the Bank of Japan). The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.
Please note that a Payment Report is required independently from a Securities Acquisition Report. Therefore, you must file both a Payment Report and a Securities Acquisition Report if the total amount you pay in a single transaction for exercising the Option and purchasing shares of Common Stock exceeds a certain threshold (currently ¥30,000,000).
Foreign Asset / Account Tax Reporting Information. You will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding a certain threshold (currently ¥50,000,000). Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether the requirement extends to any outstanding Options, shares of Common Stock and/or cash acquired under the Plan.
LITHUANIA
Terms and Conditions
Language Consent. By accepting the Option, you unambiguously and irrevocably confirm having read and understood the documents relating to the option right (the Plan and the Agreement), which were prepared and provided in English language. You confirm and declare fully and wholly accepting the terms of those documents accordingly.
Priimdamas Opcioną, Dalyvis nedviprasmiškai ir neatšaukiamai patvirtina, jog, perskaitė ir suprato dokumentus susijusius su opciono teise (Planą ir Sutartį), kurie yra parengti ir pateikti anglų kalba. Atitinkamai, Dalyvis patvirtina ir pareiškia, jog pilvai ir visiškai sutinka su šiuose dokumentuose išdėstytomis sąlygomis.

Notifications
Foreign Asset / Account Tax Reporting Information. You may be required to file an Annual Asset Return of the Individual (Family) in Form No. FR0001 with respect to assets held outside of Lithuania (i.e., shares of Common Stock) and a foreign account report. You should consult with your personal tax advisor regarding your reporting obligations.
Tax Reporting Requirements. You must file an annual tax return providing details of income received from abroad (including income in kind – the shares of Common Stock once they are obtained under the title of ownership) to the State Tax Inspectorate of the Republic of Lithuania.
PORTUGAL
Terms and Conditions
Language Consent. You expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Pelo presente instrumento, você declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e livremente aceitou e concordou dos termos e condições estabelecidas no Plano e no Acordo de Inscrição.
Notifications
Exchange Control Information. If you acquire shares of Common Stock under the Plan, the acquisition of the shares should be reported to the Banco de Portugal for statistical purposes. If the shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.
SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. The Option is subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and you will not be able to make any subsequent offer to sell or sale of the shares of Common Stock in Singapore, unless such offer or sale is made (1) after six (6) months from the Date of Grant, (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (3) pursuant to, and in accordance with, the conditions of any other applicable provisions of the SFA.
Notifications
Securities Law Notice. The offer of the Plan, the grant of the Option, and the value of the underlying shares of Common Stock on exercise are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification. You understand and acknowledge that if you are a director, associate director or shadow director of a Singapore Affiliate, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Affiliate in writing when you receive an interest (e.g., Options or shares of Common Stock) in the Company. In addition, you must notify the Singapore Affiliate when you sell shares of Common Stock (including when you sell shares of Common Stock acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of your interests in the Company within two days of becoming a director, associate director or shadow director.

SOUTH KOREA
Notifications
Exchange Control Information. Korean residents who sell shares of Common Stock acquired under the Plan and/or receive cash dividends on the shares of Common Stock must file a report with a Korean foreign exchange bank if the proceeds exceed a certain threshold (currently, USD 5,000 per transaction) and are deposited into a non-Korean bank account. The report is not required if proceeds are deposited into a non-Korean brokerage account. It is your responsibility to ensure compliance with any applicable exchange control reporting obligations. You should consult with your personal legal advisor to determine your reporting obligations.
Foreign Asset / Account Tax Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold (currently KRW 500 million or an equivalent amount in foreign currency). You should consult with your personal tax advisor to ensure compliance with the applicable requirements.
SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 5 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
In accepting the Option, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Options under the Plan to Employees, Consultants, and Directors throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis; (ii) the Option is granted on the assumption and condition that the Option and any shares of Common Stock acquired under the Plan are not part of any employment contract (either with the Company or any other Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever; and (iii) the Option will terminate upon the termination of your Continuous Service for any reason unless otherwise provided in the Agreement, as detailed below. In addition, you understand that this grant would not be made but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Option shall be null and void.
You understand and agree that, as a condition of the grant of the Option, unless otherwise provided in the Agreement, the termination of your Continuous Service for any reason (including the reasons listed below) will automatically result in the loss of the Option to the extent the Option has not vested and become exercisable as of the date you are no longer actively providing service. In particular, unless otherwise provided in the Agreement, you understand and agree that any unvested portion of the Option as of the date you are no longer actively providing service and any vested portion of the Option not exercised within the post-termination exercise period set out in this Agreement will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of a termination of your Continuous Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in the Global Stock Option Agreement as well as Section 5 of the Terms and Conditions Applicable to All Non-U.S. Participants (as supplemented by this provision).
Notifications
Securities Law Information. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Option. The Plan, the Agreement and any other documents evidencing the grant of the Option have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
Exchange Control Information. You may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to you by the Company) if the balances in such accounts and the value of such instruments as of December 31, or the volume of the transactions with non-Spanish residents during the prior or current year, exceed a certain threshold (currently €1,000,000).
In addition, you may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to you by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Account Tax Reporting Information. You are required to report rights or assets deposited or held outside of Spain (including shares of Common Stock acquired under the Plan or cash proceeds from the sale of such shares of Common Stock) as of December 31 of each year, if the value of such rights or assets exceeds a certain threshold (currently €50,000) per type of right or asset. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than a certain threshold (currently €20,000) or if the ownership of the assets is transferred or relinquished during the year. The reporting requirement must be completed by the following March 31.
The exchange control and foreign asset / account reporting requirements in Spain are complex. You should consult your personal legal and tax advisors to ensure compliance with the applicable requirements.
SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Section 4 of the Global Stock Option Agreement:
Without limiting the Company’s or the Service Recipient’s authority to satisfy their withholding obligations for any Tax Liability as set forth in Section 4 of the Global Stock Option Agreement, in accepting the Option, you authorize the Company and/or the Service Recipient to withhold or sell shares of Common Stock otherwise deliverable to you upon exercise to satisfy any Tax Liability, regardless of whether the Company or the Service Recipient has a withholding obligation on any such Tax Liability.

SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Employee; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority ("FINMA").
UNITED ARAB EMIRATES
Notifications
Securities Law Information. Participation in the Plan is being offered only to eligible Employees, Consultants, and Directors and is in the nature of providing equity incentives. Any documents related to participation in the Plan, including the Plan, the Agreement and any other grant documents (“Option Documents”), are intended for distribution only to such eligible Employees, Consultants, and Directors and must not be delivered to, or relied on by, any other person.
The United Arab Emirates securities or financial/economic authorities have no responsibility for reviewing or verifying any Option Documents and have not approved the Option Documents nor taken steps to verify the information set out in them, and thus, are not responsible for their content. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. You acknowledge that if you do not understand the contents of the Option Documents, you should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Tax Responsibility and Satisfaction. The following provision supplements Section 4 of the Global Stock Option Agreement:
Income tax and national insurance contributions may arise on exercise of (or any other dealing in) the Option, and you agree as a condition of exercise of the Option to meet any such Tax Liability, including your primary Class 1 and the Service Recipient’s secondary Class 1 national insurance contributions (“NICs”) arising on exercise of the Option for which the Service Recipient is required to account to HM Revenue and Customs (“HMRC”). It is a condition of exercise of the Option that, if required by the Company or any Affiliate, you enter into such arrangements as the Company or any Affiliate may require for satisfaction of those Tax Liabilities. You acknowledge that you may be required as a condition of exercise of the Option to enter into a joint election whereby the Service Recipient’s liability for NICs is transferred to you on terms set out in the election and approved by HMRC.
Without limitation to Section 4 of the Global Stock Option Agreement, you agree that you are responsible for all Tax Liability and hereby covenant to pay all such Tax Liability, as and when requested by the Company or an Affiliate or by HMRC (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and its Affiliates against any Tax Liability they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any withholding obligation for Tax Liability not collected from or paid by you, in case the indemnification could be considered to be a loan. In this case, the Tax Liability not collected or paid may constitute a benefit to you on which additional income tax and NICs may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or an Affiliate (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be obtained from you by any of the means referred to in Section 4 of the Global Stock Option Agreement.

Participant:
Date:

Exhibit B
Unity Software Inc.
ironSource Share Incentive Plan
Denmark - Employer Statement

AFTALE OM TILDELING AF AKTIEOPTIONER, HERUNDER ERKLÆRING I HENHOLD TIL AKTIEOPTIONSLOVEN	AGREEMENT CONCERNING GRANTING OF OPTIONS, INCLUDING STATEMENT PURSUANT TO THE DANISH STOCK OPTION ACT

Unity Technologies ApS Loevstraede 5, DK-1152 København K Danmark (det “Danske Selskab”)	Unity Technologies ApS Loevstraede 5, DK-1152 Copenhagen K Denmark (the “Danish Company”)

og	and

Den i Tildelingsmeddelelsen anførte Optionsindehaver (“Medarbejderen”)	The Optionholder named in the Grant Notice (the “Employee”)

og	and

Unity Software Inc. 30 3rd Street San Francisco, California 94103 USA (“Selskabet”)	Unity Software Inc. 30 3rd Street San Francisco, California 94103 USA (the “Company”)

indgået denne aftale (den “Danske Aftale”) i relation til de aktieoptioner (“Optioner”), som Selskabet har tildelt Medarbejderen. Den Danske Aftale udgør endvidere en erklæring til Medarbejderen i henhold til lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (“Aktieoptionsloven”) § 3, stk. 1.	have entered into this agreement (the “Danish Agreement”) concerning the stock options (the “Options”) granted by the Company to the Employee. The Danish Agreement also constitutes a statement to the Employee pursuant to section 3 (1) of the Danish Act on the exercise of stock acquisition rights or stock subscription rights in employment relationships, etc. (the “Stock Option Act”).

I tilfælde af uoverensstemmelser mellem den Danske Aftale og Medarbejderens ansættelsesaftale med det Danske Selskab har den Danske Aftale forrang.	In the event of any discrepancies between the Danish Agreement and the Employee’s contract of employment with the Danish Company, this Danish Agreement shall prevail.

Selskabet har vedtaget et aktieoptionsprogram, der omfatter medarbejdere i Selskabet og dettes tilknyttede virksomheder, herunder det Danske Selskabs medarbejdere. Vilkårene for aktieoptionsprogrammet, der også omfatter de Optioner, der tildeles i medfør af den Danske Aftale, er fastsat i “Unity Software Inc. ironSource Share Incentive Plan” (“Planen”) og “Unity Software Inc. Global Stock Option Agreement and Stock Option Grant Notice (“Aktieoptionsaftalen”) (Planen og Aktieoptionsaftalen benævnes herefter samlet “Aktieoptionsprogrammet”). Denne Danske Aftale er betinget af Medarbejderens indgåelse af Aktieoptionsaftalen.	The Company has adopted a stock option program covering the employees of the Company and its affiliates, including the employees of the Danish Company. The terms of the stock option program, which also include the Options granted under the Danish Agreement, are set forth in the Unity Software Inc. ironSource Share Incentive Plan (the “Plan”) and the Unity Software Inc. Global Stock Option Agreement and Stock Option Grant Notice (the “Stock Option Agreement”), (the Plan and Stock Option Agreement are hereinafter referred to as the “Stock Option Program”). This Danish Agreement is contingent on the Employee’s concurrent execution of the Stock Option Agreement.

Vilkårene i Aktieoptionsprogrammet finder anvendelse på Medarbejderens Optioner, medmindre den Danske Aftale fastsætter vilkår, der fraviger vilkårene i Aktieoptionsprogrammet. I sådanne tilfælde har den Danske Aftales vilkår forrang.	The terms of the Stock Option Program apply to the Employee’s Options, unless the Danish Agreement stipulates terms that deviate from the terms of the Stock Option Program. In such situations, the terms of the Danish Agreement shall prevail.

Definitioner anvendt i den Danske Aftale skal have samme betydning som i Aktieoptionsprogrammet, medmindre andet følger af den Danske Aftale.	The definitions of the Danish Agreement shall have the same meaning as the definitions of the Stock Option Program, unless otherwise provided by the Danish Agreement.

1	OPTIONER OG VEDERLAG	1	OPTIONS AND CONSIDERATION

1.1	Medarbejderen tildeles løbende efter Selskabets Bestyrelses ("Bestyrelsen") diskretionære beslutning Optioner, der giver ret til at købe aktier (“Aktier”) i Selskabet. Optionerne tildeles vederlagsfrit.	1.1	The Employee is granted Options on a current basis at the discretion of the Company’s Board of Directors (the “Board”) entitling the Employee to purchase shares of common stock (“Shares”) in the Company. The Options are granted free of charge.

1.2	Købsprisen pr. Aktie (“Købsprisen”), der betales ved udnyttelse af en Option, svarer til Markedsprisen pr. aktie for Selskabets aktier på Optionens tildelingsdag som fastsat af Bestyrelsen og i Planens punkt 7.2.	1.2	The exercise price per Share (the “Exercise Price”) at which an Option may be exercised shall be equivalent to the Fair Market Value per share of the Company’s common stock on the effective date of the grant of the Option as determined by the Board and as further specified in Section 7.2 of the Plan.

2	KRITERIER ELLER BETINGELSER FOR TILDELINGEN	2	CRITERIA OR CONDITIONS FOR THE GRANT

2.1	Medarbejdere, konsulenter og bestyrelsesmedlemmer i Selskabet eller en tilknyttet virksomhed, der er udpeget af Lønudvalget på Optionens tildelingsdag, er berettigede til at deltage i Aktieoptionsprogrammet	2.1	Employees, consultants and directors of the Company or an affiliate of the Company designated by the Committee on the effective date of the grant may be eligible to participate.

3	ØVRIGE VILKÅR	3	OTHER TERMS AND CONDITIONS

3.1	Optionerne tildeles i overensstemmelse med Aktieoptionsprogrammet.	3.1	The Options are granted under the Stock Option Program.

3.2	Optionerne tildeles efter Lønudvalgets skøn i Aktieprogrammets løbetid.	3.2	The Options are granted at the discretion of the Committee during the term of the Stock Option Program.

3.3	Optionerne optjenes efter følgende i Tildelingsmeddelelsen anførte skema.	3.3	The Options shall vest according to the schedule set forth in the Grant Notice.

3.4	Modningen er betinget af, at Medarbejderen er ansat i det Danske Selskab eller en anden med Selskabet koncernforbundet enhed, og der tildeles ikke Optioner og Optioner modnes ikke efter ansættelsesforholdets ophør, uanset årsag hertil, jf. dog nedenfor. Modningen af Optioner påvirkes ikke af lovreguleret orlov.	3.4	The vesting of Options is conditional on the Employee being employed with the Danish Company or another entity in the Company group and no Options are granted or shall vest after the termination of such employment, regardless of the reason for such termination, cf. however below. The vesting of Options is not influenced by statutory leave.

4	UDNYTTELSE	4	EXERCISE

4.1	Modnede Optioner kan udnyttes som fastsat i punkt 3.3.	4.1	Outstanding Options may be exercised once vested as stated in clause 3.3.

4.2	Ikke-modnede Optioner kan ikke udnyttes medmindre Bestyrelsen træffer anden beslutning herom.	4.2	Unvested Options cannot be exercised, unless determined otherwise specified by the Board.

4.3	Optionerne bortfalder på ti-årsdagen for tildeling.	4.3	Options expire no later than 10 years after the date of grant.

5	OPSIGELSE	5	TERMINATION

5.1	I tilfælde af, at Medarbejderens ansættelsesforhold ophører på grund af Medarbejderens handicap, kan Optionen, i det omfang denne ikke er udnyttet og kan udnyttes for modnede aktier på tidspunktet, hvor Medarbejderens ansættelse ophører, til enhver tid udnyttes af Medarbejderen (eller Medarbejderens værge eller juridiske repræsentant) inden udløbet af en periode på tolv (12) måneder efter fratrædelsesdatoen, men under ingen omstændigheder senere end Optionens Udløbsdato.	5.1	If the Employee’s employment terminates because of the disability of the Employee, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Employee’s employment terminated, may be exercised by the Employee (or the Employee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the employment terminates, but in any event no later than the Option Expiration Date.

5.2	I tilfælde af, at Medarbejderens ansættelsesforhold ophører på grund af Medarbejderens død, kan Optionen, i det omfang denne ikke er udnyttet og kan udnyttes for modnede aktier på tidspunktet, hvor Medarbejderens ansættelse ophører, til enhver tid udnyttes af Medarbejderens juridiske repræsentant eller anden person, som har opnået ret til at udnytte Optionen som følge af Medarbejderens død, inden udløbet af en periode på tolv (12) måneder efter fratrædelsesdatoen, men under ingen omstændigheder senere end Optionens Udløbsdato. Medarbejderens ansættelse anses for ophørt på grund af død, hvis Medarbejderen dør inden for tre (3) måneder efter fratrædelsesdatoen. Endvidere kan, i det i Tildelingsmeddelelsen anførte omfang, modningen af ikke-modnede Optioner accelereres efter fratræden på grund af død.	5.2	If the Employee’s employment terminates because of the death of the Employee, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Employee’s employment terminated, may be exercised by the Employee’s legal representative or other person who acquired the right to exercise the Option by reason of the Employee’s death at any time prior to the expiration of twelve (12) months after the employment terminates, but in any event no later than the Option Expiration Date. The Employee’s employment shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the employment terminates. Further, to the extent set forth in the Grant Notice, the vesting of unvested Options may be accelerated upon termination due to death.

5.3	I tilfælde af det Danske Selskabs opsigelse/bortvisning som følge af Medarbejderens misligholdelse af ansættelsesaftalen bortfalder Medarbejderens ikke- udnyttede Optioner uden kompensation pr. ansættelsesforholdets ophør.	5.3	If the Danish Company terminates/summarily dismisses the Employee due the Employee’s breach of the employment agreement, all Options, which have not been exercised at the time of termination, will lapse without further notice or compensation as of the date the employment terminates.

5.4	I tilfælde af det Danske Selskabs opsigelse af Medarbejderen af andre årsager, bortset fra handicap, død eller misligholdelse af ansættelsesaftalen, kan Optionen, i det omfang denne ikke er udnyttet og kan udnyttes for modnede aktier på tidspunktet, hvor Medarbejderens ansættelse ophører, til enhver tid udnyttes af Medarbejderen inden udløbet af en periode på tre (3) måneder efter fratrædelsesdatoen, men under ingen omstændigheder senere end Optionens Udløbsdato.	5.4	If the Danish Company terminates/dismisses the Employee for any other reason, except Disability, death or breach of the employment agreement, the Option, to the extent unexercised and exercisable for vested shares by the Employee on the date on which the Employee’s employment is terminated, may be exercised by the Employee at any time prior to the expiration of three (3) months after the employment terminates, but in any event no later than the Option Expiration Date.

6	REGULERING AF OPTIONER	6	ADJUSTMENT OF THE OPTIONS

6.1	Regulering ved kapitalændringer	6.1	Adjustment in connection with capital changes
Ved en ændring i antallet af udestående Ordinære Aktier som følge af en ændring i Selskabets
	kapitalstruktur uden vederlag såsom aktieudbytte, rekapitalisering, aktiesplit, omvendt aktiesplit, opdeling og omklassificering, kan der, som yderligere reguleret i Aktieoptionsprogrammet, gennemføres justeringer, der kan påvirke Aktieoptionsprogrammet, herunder en justering af antallet af samt klassen af de Ordinære Aktier, der kan opnås i henhold til Programmet, af Købsprisen pr. aktie og af det antal Ordinære Aktier for hver option i henhold til Programmet, der endnu ikke er udnyttet.		As further set out in the Stock Option Program, if the number of outstanding shares of Common Stock is changed by a modification in the capital structure of the Company without consideration such as a stock dividend, recapitalization, stock split, reverse stock split, subdivision or reclassification then adjustments may be made that may impact the Stock Option Program including adjusting of the number and class of Common Stock that may be delivered under the Stock Option Program, the Exercise Price per share and the number of shares of Common Stock covered by each option under the Stock Option Program which has not yet been exercised.

6.2	Andre ændringer	6.2	Other changes
	Såfremt der sker ændring i Selskabets ejerforhold, kan der ske andre ændringer i Aktieoptionsprogrammet, som beskrevet deri.		If there is a change in control of the Company adjustments may be made to the Stock Option Program as further set out therein.

6.3	Lønudvalgets regulering af Optioner	6.3	Committee’s regulation of Options
	Lønudvalgets bemyndigelse til at regulere Optionerne i de i punkt 6 omhandlede situationer er underlagt punkt 6 i Planen og punkt 7 i Aktieoptionsaftalen.		The Committee’s authority to regulate the Options in the situations comprised by this section 6 shall be governed by section 6 of the Plan and section 7 of the Stock Option Agreement.

7	ØKONOMISKE ASPEKTER VED DELTAGELSE I ORDNINGEN	7	THE FINANCIAL ASPECTS OF PARTICIPATING IN THE SCHEME

7.1	Optionerne er risikobetonede værdipapirer, der er afhængige af aktiemarkedet og Selskabets resultater. Som følge heraf er der ingen garanti for, at udnyttelsen af Optionerne udløser en fortjeneste. Optionerne skal ikke medregnes ved opgørelsen af feriepenge, fratrædelsesgodtgørelse, godtgørelse eller kompensation fastsat ved lov, pension og lignende.	7.1	The Options are risky securities influenced by the capital market and the Company’s results. Consequently, there is no guarantee that the exercise of the Options will trigger a profit. The Options are not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.

8	SKATTEMÆSSIGE FORHOLD	8	TAX MATTERS

8.1	De skattemæssige konsekvenser for Medarbejderen som følge af tildelingen af Optionerne og den efterfølgende udnyttelse heraf er det Danske Selskab og Selskabet uvedkommende. Det Danske Selskab opfordrer Medarbejderen til selvstændigt at indhente rådgivning om den skattemæssige behandling af tildeling og udnyttelse af Optionerne.	8.1	Any tax consequences for the Employee arising out of the Options and the exercise thereof are of no concern to the Danish Company or the Company. The Danish Company encourages the Employee to obtain individual tax advice in relation to the effect of grant and exercise of the Options.

9	OVERDRAGELSE OG PANTSÆTNING AF WARRANTS MV.	9	TRANSFER AND PLEDGING OF OPTIONS, ETC.

9.1	Optionerne er personlige og kan hverken sælges, bortgives, pantsættes eller på anden måde overdrages til tredjemand, frivilligt eller ved udlæg.	9.1	The Options are personal instruments that cannot be sold, given away, pledged or otherwise transferred to a third party, whether voluntarily or by execution.

9.2	Udover at udgøre en selvstændig erklæring i henhold til Aktieoptionsloven § 3, stk. 1, udgør Aftalen en integreret del af Medarbejderens ansættelsesaftale med det Danske Selskab og er undergivet dansk lovgivning.	9.2	In addition to constituting a statement in accordance with section 3 (1) of the Danish Stock Option Act, this Agreement constitutes an integral part of the Employee’s contract of employment with the Danish Company and is subject to Danish law.

Unity Software Inc.
ironSource Share Incentive Plan
RSU Award Grant Notice
Unity Software Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s ironSource Share Incentive Plan (the “Plan”) and the Global Restricted Stock Unit Award Agreement, including any country-specific appendices thereto (the “Appendix”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Restricted Stock Unit Award Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:	[___________________________________________________]. Notwithstanding the foregoing, except as set forth below, vesting shall terminate upon the Participant’s termination of Continuous Service.

 If the Participant’s Continuous Service terminates because of the Participant’s death (i) within the first year of the Participant’s Continuous Service, then 50% of the Number of Restricted Stock Units as set forth above shall vest effective as of immediately prior to the effective time of such termination or (ii) on or following the first year of the Participant’s Continuous Service, then 100% of the Number of Restricted Stock Units set forth above shall vest effective as of immediately prior to the effective time of such termination.

Issuance Schedule:	One share of Common Stock shall be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Global Restricted Stock Unit Award Agreement.
Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Global Restricted Stock Unit Award Agreement (including the Appendix), all of which are made a part of this document. This Grant Notice, the Global Restricted Stock Unit Award Agreement and the Appendix (collectively, the “Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
•You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Restricted Stock Unit Award Agreement and the Appendix) or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

•You consent to receive the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

UNITY SOFTWARE INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:

Date:

Unity Software Inc.
ironsource share Incentive Plan
Global Restricted Stock Unit Award Agreement (RSU Award)
As reflected by your RSU Award Grant Notice (“Grant Notice”) Unity Software Inc. (the “Company”) has granted you a RSU Award under its ironSource Share Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Global Restricted Stock Unit Award Agreement for your RSU Award, including the Appendix as defined below and the Grant Notice constitute your Agreement (the Grant Notice, Global Restricted Stock Unit Award Agreement and Appendix, collectively, are referred to as the “Agreement”). Defined terms not explicitly defined in this Global Restricted Stock Unit Award Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable
The general terms applicable to your RSU Award are as follows:
1.Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)Section 13 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;
(b)Section 16 of the Plan regarding the tax consequences of your RSU Award.
(c)Section 19 of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and
Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Grant of the RSU Award. This RSU Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the Number of Restricted Stock Units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.
3.Dividends. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.
4.Withholding Obligations.
(a)Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the RSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award, including, but not limited to, the grant or vesting of the RSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Common Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction. As further provided in Section 16.5 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (1) causing you to pay any portion of the Tax Liability in cash; (2) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (3) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award ; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event the obligation of the Company or applicable Service Recipient with respect to the Tax Liability arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(b)The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates, in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities. If the Tax Liability is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the RSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax Liability.
(c)You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver shares of Common Stock until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the RSU Award.
5.Date of Issuance.
(a)The issuance of shares in respect of the Restricted Stock Units is intended to comply with U.S. Treasury Regulations Section 1.409A-3(a) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each vested Restricted Stock Unit. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and
(ii) either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).
6.Transferability. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution
7.Corporate Transaction. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.No Liability for Taxes. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, employees or Affiliates related to Tax Liability arising from the RSU Award or other compensation from the Company or the Service Recipient and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
9.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
11.Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable U.S. federal income tax consequences, please see the Prospectus.
12.Lock-Up. By accepting this RSU Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for such period of time as any underwriters or the Company may request in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, provided that transactions pursuant to Section 4 hereof shall be exempt from any such lock-up request. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 12. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 12 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
13.Venue. For purposes of any action, lawsuit, or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of California, or the federal courts for Northern District of California, and no other courts, where this grant is made and/or to be performed.
14.Waiver. You acknowledge that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.
15.Appendix. Notwithstanding any provisions in this Agreement, the RSU Award shall be subject to any additional or different terms and conditions set forth in the Appendix to this Global Restricted Stock Unit Award Agreement for your country (the “Appendix”) set forth as Exhibit A to this Global Restricted Stock Unit Award Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the additional or different terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Global Restricted Stock Unit Award Agreement.
16.Recoupment. All RSU Awards, whether unvested or vested, and any shares of Common Stock issued at vesting of RSU Awards, shall be subject to the Company’s Executive Clawback Policy, as amended from time to time (the “Clawback Policy”), such that any RSU Awards granted to a Participant who is subject to the Clawback Policy, and any shares of Common Stock acquired pursuant to such RSU Awards, shall be subject to deduction, clawback or forfeiture, as provided under the Clawback Policy. Further, the RSU Awards, whether unvested or vested, and any shares of Common Stock issued on vesting of the RSU Awards, shall be subject to deduction, clawback or forfeiture to the extent required to comply with any recoupment requirement imposed under Applicable Laws. In order to satisfy any recoupment obligation arising under the Clawback Policy or otherwise under Applicable Laws, among other things, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Common Stock or other amounts acquired pursuant to the RSU Award to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company upon the Company’s enforcement of the Clawback Policy.
****

EXHIBIT A
Unity Software Inc.
IronSource Share Incentive Plan
Appendix to Global Restricted Stock Unit Award Agreement
Terms and Conditions
This Appendix includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you reside and/or work outside of the United States. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Global Restricted Stock Unit Award Agreement to which this Appendix is attached.
If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix also includes information regarding securities, exchange controls, tax, and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for the convenience of you and is based on the securities, exchange control, tax, and other laws in effect in the respective countries as of February 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the RSU Award or sell any shares of Common Stock acquired at vesting of the RSU Award.
In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.
Finally, you understand that if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.
TERMS AND CONDITIONS APPLICABLE TO NON-U.S. PARTICIPANTS
In accepting the RSU Award, you acknowledge, understand and agree to the following:
1.Data Privacy Information. The Company is located at 30 3rd Street, San Francisco, CA 94103, United States, and grants Awards to employees of the Company and its Affiliates, at the Company’s sole discretion. If you would like to participate in the Plan, please review the following information about the Company’s data processing practices.
The following provision applies to Participants who work and/or reside outside the European Union/European Economic Area.
Data Collection and Usage. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Grant Notice and the Agreement by and among, as applicable, the Company, the Service Recipient and other Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

Data Processing. You understand that the Company and the Service Recipient hold certain personal information about you, including, without limitation, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
Stock Plan Administration, Data Transfer, Retention and Data Subject Rights. You understand that the Data will be transferred to the Charles Schwab & Co., Inc. (including its affiliated companies) (“Schwab”), Equity Plan Solutions (“EPS”), and/or such other stock plan service provider as the Company may select to assist the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in your country of work and/or residence, or elsewhere, and that any recipient’s country may have different data privacy laws and protections than your country of work and/or residence. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Schwab, EPS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Continuous Service will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you the RSU Award or other equity awards or administer or maintain such awards. Therefore, you understand that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
The following provision applies to Participants who work and/or reside inside the European Union/European Economic Area (including Switzerland and the United Kingdom).
Data Collection and Usage. The Company, the Service Recipient, and other Affiliates collect, process, transfer and use personal data about you that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), which the Company receives from you or the Service Recipient.
Purposes and Legal Bases of Processing. The Company processes the Data for the purpose of performing its contractual obligations under the Agreement, granting RSU Award, implementing, administering and managing your participation in the Plan. The legal basis for the processing of the Data by the Company and the third party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. (including its affiliated companies) (“Schwab”), Equity Plan Solutions (“EPS”), independent service providers with operations, relevant to the Company, in Canada and the United States, and/or such other stock plan service provider as the Company may select to assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your Data with another service provider that serves in a similar manner. The Company’s service provider may open an account for you to receive and trade shares of Common Stock. The processing of your Data will take place through both electronic and non-electronic means. You may be asked to agree on separate terms and data processing practices with Schwab, EPS, or such other stock plan service provider as may be selected by the Company, with such agreement being a condition of the ability to participate in the Plan.
International Data Transfers. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any then-current recipients of the Data by contacting your local human resources representative. When transferring Data to its affiliates, Schwab, EPS, or such other stock plan service provider as may be selected by the Company, the Company provides appropriate safeguards described in the Company’s applicable policy on data privacy.
Data Retention. The Company will use your Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with Applicable Laws, exercise or defense of legal rights, or archiving, deletion, and backup purposes. When the Company no longer needs your Data, the Company will remove it from its systems to the fullest extent reasonably practicable. The Company may keep some of your Data longer to satisfy legal or regulatory obligations and the Company’s legal basis for such use would be necessary to comply with legal obligations.
Contractual Requirement. Your provision of Data and its processing as described above is a contractual requirement and a condition to your ability to participate in the Plan. You understand that, as a consequence of your refusing to provide Data, the Company may not be able to allow you to participate in the Plan, grant RSU Awards to you or administer or maintain such RSU Awards. However, your participation in the Plan and your acceptance of the Agreement are purely voluntary. While you will not receive the RSU Award if you decide against participating in the Plan or providing Data as described above, your career and salary will not be affected in any way.
Data Subject Rights. You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of your Data the Company processes, (ii) rectify incorrect Data and/or delete your Data, (iii) restrict processing of your Data, (iv) portability of your Data, (v) lodge complaints with the competent data protection authorities in your country and/or (vi) obtain a list with the names and addresses of any recipients of your Data. To receive clarification regarding your rights or to exercise your rights please contact the Company at equityops@unity3d.com.
2.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to directly or indirectly accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock or rights to the shares of Common Stock, or rights linked to the value of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by Applicable Laws). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by you before possessing the inside information. Furthermore, you may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.
3.Language. You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. Furthermore, if you have received this Agreement, or any other document related to the RSU Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws.
4.Foreign Asset/Account Reporting Requirements. You acknowledge that there may be certain foreign asset and/or account, exchange control and/or tax reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including any proceeds arising from the sale of shares of Common Stock or the payment of any cash dividends on the Common Stock) in a bank or brokerage account outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker within a certain time after receipt. It is your responsibility to be compliant with such regulations and you should speak with your personal advisor on this matter.
5.Additional Acknowledgments and Agreements. In accepting the RSU Award, you also acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Plan is operated and the RSU Award is granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights you may have under this Agreement, including related to the issuance of shares of Common Stock pursuant to the RSU Award, may be raised only against the Company but not any Affiliate (including, but not limited to, the Service Recipient);
(c)the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(d)all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;
(e)the RSU Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Service Recipient, or any other Affiliate, and shall not interfere with the ability of the Company, the Service Recipient or any other Affiliate, as applicable, to terminate your employment or service relationship at any time;
(f)You are voluntarily participating in the Plan;
(g)the RSU Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(h)the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are an extraordinary item of compensation outside the scope of your employment or service contract, if any, and are not to be considered part of your normal or expected compensation for any purpose, including but not limited to calculating severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments:
(i)the future value of the shares of Common Stock underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;
(j)unless otherwise agreed with the Company, the RSU Award and the shares of Common Stock underlying the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, service you may provide as a director of an Affiliate;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award or the recoupment of any shares of Common Stock or other benefits or payments acquired under the Plan resulting from (i) the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where you are employed or providing service or the terms of your employment or service agreement, if any) and/or (ii) the application of the Clawback Policy or any recoupment or clawback policy otherwise required by Applicable Law;
(l)unless otherwise provided in the Plan or by the Company in its discretion, the RSU Award and the benefits evidenced by this Agreement do not create any entitlement to have the RSU Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(m)the RSU Award and the shares of Common Stock subject to the RSU Award are not part of normal or expected compensation or salary for any purpose; and
(n)neither the Company, the Service Recipient nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or of any amounts due to you pursuant to the vesting of the RSU Award or the subsequent sale of any shares of Common Stock acquired upon vesting.
BELGIUM
Notifications
Foreign Asset / Account Tax Reporting Information. Belgian residents are required to report any security or bank accounts (including brokerage accounts) opened and maintained outside Belgium on their annual tax return. In a separate report, they must provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
CANADA
Terms and Conditions
Settlement. The following provision supplements Section 5 of the Global Restricted Stock Unit Award Agreement:

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the RSU Award shall be settled only in shares of Common Stock. This provision is without prejudice to the application of Section 4 of the Global Restricted Stock Unit Award Agreement.
The following provisions will apply if you are a resident of Quebec:
Authorization to Release and Transfer Necessary Personal Information. The following provision supplements Section 1 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You acknowledge that your Data, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. You further authorize the Company and/or any Affiliate to disclose and discuss the Plan with their advisors. You further authorize the Company and any Affiliate to record such information and to keep such information in your employee file. If applicable, you also acknowledge that the Company, the Service Recipient, and/or any Affiliate, Schwab, EPS and other service providers designated by the Company may use technology for profiling purposes and make automated decisions that may have an impact on your participation in the Plan or the administration of the Plan.
Notifications
Securities Law Information. The sale or other disposal of the Shares acquired at vesting of the RSU may not take place within Canada. You will be permitted to sell or dispose of any shares of Common Stock under the Plan only if such sale or disposal takes place outside Canada on the facilities on which such shares are traded (i.e., the New York Stock Exchange).
Foreign Asset/Account Reporting Information. You are required to report any foreign specified property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign specified property exceeds a certain threshold (currently C$100,000) at any time in the year. Foreign specified property includes shares of Common Stock acquired under the Plan, and may include the RSU Award. The RSU Award must be reported (generally at a nil cost) if the applicable cost threshold is exceeded because of other foreign specified property you hold. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB ordinarily would equal the fair market value of the Common Stock at the time of acquisition, but if you owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock. The form must be filed by April 30 of the following year. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following provisions apply to you if you are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
Vesting of RSU Award. The following provision supplements Section 5 of the Global Restricted Stock Unit Award Agreement.
In addition to the vesting schedule set forth in the Grant Notice, the vesting of the RSU Award is conditioned on the Company’s completion of a registration of the Plan with the SAFE and on the continued effectiveness of such registration (the “SAFE Registration Requirement”). In the event that the SAFE Registration Requirement has not been met prior to any date(s) on which the RSU Award is otherwise scheduled to vest, the vesting date for any such RSU Award shall instead occur once the SAFE Registration Requirement is met, as determined by the Company in its sole discretion (the “Actual Vesting Date”).

If or to the extent the Company is unable to complete or maintain the SAFE registration, no shares of Common Stock subject to the RSU Award for which a SAFE registration cannot be completed or maintained shall be issued.
Forced Sale of Shares. The Company has discretion to arrange for the sale of the shares of Common Stock issued upon settlement of the RSU Award, either immediately upon settlement or at any time thereafter. In any event, if your Continuous Service is terminated, you will be required to sell all shares of Common Stock acquired upon settlement of the RSU Award within such time period as required by the Company in accordance with SAFE requirements. Any shares of Common Stock remaining in your brokerage account at the end of this period shall be sold by the broker (on your behalf and you hereby authorize such sale). You agree to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of shares of Common Stock (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that neither the Company nor the designated broker is under any obligation to arrange for the sale of shares of Common Stock at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the shares of Common Stock are sold, the sale proceeds, less any withholding of Tax Liability, broker’s fees or commissions, and any similar expenses of the sale will be remitted to you in accordance with applicable exchange control laws and regulations.
Due to fluctuations in the price of the Common Stock and/or the U.S. Dollar exchange rate between the settlement date and (if later) the date on which the shares of Common Stock are sold, the sale proceeds may be more or less than the fair market value of the shares of Common Stock on the vesting date (which is the amount relevant to determining your Tax Liability). You understand and agrees that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuation in the price of Common Stock and/or U.S. Dollar exchange rate.
Shares Must Remain With Company’s Designated Broker. You agree to hold any shares of Common Stock received upon settlement of the RSU Award with the Company’s designated broker until the shares of Common Stock are sold. The limitation shall apply to all shares of Common Stock issued to you under the Plan, whether or not you remain in Continuous Service.
Exchange Control Obligations. You understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan and any cash dividends paid on such shares of Common Stock. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or an Affiliate), and you hereby consent and agree that any sale proceeds and cash dividends may be transferred to such special account by the Company (or an Affiliate) on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account.
The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company (and its Affiliates) are under no obligation to secure any particular exchange conversion rate and that the Company (and its Affiliates) may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company (or its Affiliates) in the future in order to facilitate compliance with exchange control requirements in China.

COLOMBIA
Terms and Conditions
Nature of Grant. Pursuant to article 127 of the Colombian Labor Code, neither the RSU Award nor any proceeds or other funds you may receive pursuant to the RSU Award will be considered a salary payment for any legal purpose, including, but not limited to, determining vacation pay, termination indemnities, payroll taxes or social insurance contributions. In consequence, the RSU Award and any proceeds or other funds you may receive pursuant to the RSU Award will be considered as non-salary payments as per Article 128 of the Colombian Labor Code (as amended by Article 15 of Law 50 of 1990) and Article 17 of Law 344 of 1996.
Notifications
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Grant Notice, the Agreement, the Plan or any other document related to the RSU Award shall be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. You are responsible for complying with any and all Colombian foreign exchange requirements in connection with the RSU Award, any shares of Common Stock acquired and funds remitted into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. You are responsible for ensuring your compliance with any applicable requirements and should speak to your personal legal advisor on this matter.
Foreign Asset / Account Tax Reporting Information. You must file an annual return providing details of assets held abroad to the Colombian Tax Office (Dirección de Impuestos y Aduanas Nacionales). If the individual value of these assets exceeds a certain threshold (currently 2,000 UVT), you must identify and characterize each asset, specify the jurisdiction in which it is located, and provide its value.
You should consult with your personal legal advisor to ensure compliance with the applicable requirements.
DENMARK
Terms and Conditions
Stock Option Act Notification. You acknowledge you have been provided with an Employer statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. The Employer statement is attached hereto as Exhibit B.
Notifications
Foreign Asset / Account Tax Reporting Information. If you establish an account holding shares of Common Stock or cash outside Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.
FINLAND
There are no country-specific terms.
FRANCE
Terms and Conditions
Type of RSU Award. The RSU Award is not intended to qualify for specific tax or social security treatment in France.
Language Consent. By accepting the RSU Award, you confirm having read and understood the documents relating to this grant (the Plan and the Agreement), which were provided in English language. You accept the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.
Notifications
Foreign Asset/Account Tax Reporting Notification. French residents holding cash or securities (including shares of Common Stock acquired under the Plan) outside France must declare such accounts to the French Tax Authorities when filing their annual tax returns.
GERMANY
Notifications
Exchange Control Notification. Cross-border payments in excess of a certain threshold (currently €50,000) (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount in connection with your participation in the Plan (including if you acquire shares of Common Stock under the Plan with a value in excess of €50,000 or sell shares of Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of €50,000) and/or if the Company withholds or sells shares of Common Stock with a value in excess of €50,000 to cover Tax Liability, you must report the payment to the Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by the Bundesbank. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
Foreign Asset/Account Reporting Notification. If your acquisition of shares of Common Stock under the Plan leads to a “qualified participation” at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock acquired exceeds EUR 150,000 or (ii) in the unlikely event you hold shares of Common Stock exceeding 10% of the total Common Stock. However, if the shares of Common Stock are listed on a recognized U.S. stock exchange (e.g., the New York Stock Exchange) and you own less than 1% of the Company, this requirement will not apply to you.
HONG KONG
Terms and Conditions
Form of Settlement. Notwithstanding any discretion contained in the Plan, the grant of the RSU Award does not provide any right for you to receive a cash payment. The RSUs are payable in shares of Common Stock only.
Sale of Shares. In the event the RSU Award vests within six months of the Date of Grant, you agree that you will not dispose of the shares of Common Stock acquired prior to the six-month anniversary of the Date of Grant.
Notifications
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

INDIA
Notifications
Exchange Control Information. You must repatriate any funds recognized in connection with the RSU Award to India within certain prescribed time periods (e.g., proceeds from the sale of shares of Common Stock must be repatriated within 180 days of receipt or within such other period of time as may be required under applicable regulations). You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company, or the Service Recipient requests proof of repatriation. You also agree to provide any information that may be required by the Company or the Service Recipient to make any applicable filings under exchange control laws in India.
Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in their annual tax return.
IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Affiliate must notify the Irish Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., RSU Awards granted under the Plan, shares of Common Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time, but only to the extent such individuals own 1% or more of the total Common Stock. If applicable, this notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
Terms and Conditions
The following provisions apply if you were an Israeli tax resident when the RSU Award was granted:
Trust Arrangement. You understand and agree that the RSU Award granted under the Agreement is subject to and in accordance with the terms and conditions of the Plan, the Agreement, the Trust Agreement (the “Trust Agreement”), between the Company and the Company’s trustee, IBI Capital Trust Ltd. (the “Trustee”) or any successor trustee, appointed by the Company or an Affiliate.
Type of Grant. The RSU Award is intended to qualify for favorable tax treatment in Israel as a 102 Capital Gain Track Award subject to the terms and conditions of Section 102(b)(2) of the Ordinance (“Section 102”) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the RSU Award, you acknowledge that the Company cannot guarantee or represent that the favorable tax treatment under the Capital Gains Track of Section 102 will apply to the RSU Award.
By accepting the RSU Award, you: (a) acknowledge receipt of and represent that you have read and are familiar with the terms and provisions of Section 102, the Plan, and the Agreement; (b) accept the RSU Award subject to all of the terms and conditions of the Agreement, the Plan, and Section 102 and the rules promulgated thereunder; and (c) agree that the RSU Award and/or any shares of Common Stock issued in connection therewith, will be registered for your benefit in the name of the Trustee as required to qualify under Section 102.
You hereby undertake to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSU Award or shares of Common Stock granted thereunder. You agree to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Ordinance.

Electronic Delivery. To the extent required pursuant to Israeli tax law and/or by the Trustee, you consent and agree to deliver written notices and/or actual copies of any notices or confirmations provided by you related to your participation in the Plan. If you reside in Israel and have not already signed an Israeli consent in connection with grants made under the Plan, then upon the Company’s request you must sign and deliver a copy of the Israeli consent provided by the Company within 60 days to equityops@unity3d.com or such other address specified by the Company. If the Company or its Affiliate in Israel do not receive the signed Israeli consent within 60 days of such request, the Company may cancel the RSU Award in which case, the RSU Award will become null and void.
The following provisions apply if you were not an Israeli tax resident when the RSU Award was granted or if the RSU Award does not qualify as a 102 Capital Gain Track Award:
Immediate Sale Restriction. Notwithstanding anything to the contrary in the Plan or the Agreement, you may be required to immediately sell all shares of Common Stock acquired upon vesting and settlement of the RSU Award. Pursuant to this requirement, you authorize the Company to instruct its designated broker to assist with the mandatory sale of the shares of Common Stock (on your behalf pursuant to this authorization without further consent) and you expressly authorize such broker to complete the sale of such shares of Common Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay to you, the cash proceeds from the sale, less any brokerage fees or commissions and any Tax Liability.
Notifications
Securities Law Information. The Company has obtained an exemption to the prospectus filing requirement from the Israeli Securities Authority. Accordingly, RSU Awards will be offered pursuant to an exemption from filing a Plan prospectus granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available from the Company.
JAPAN
Notifications
Foreign Asset / Account Reporting Information. You will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding a certain threshold (currently ¥50,000,000). Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether the requirement extends to any outstanding RSU Awards, shares of Common Stock and/or cash acquired under the Plan.
LITHUANIA
Terms and Conditions
Language Consent. By accepting the RSU Award, you unambiguously and irrevocably confirm having read and understood the documents relating to the RSU Award (the Plan and the Agreement), which were prepared and provided in English language. You confirm and declare fully and wholly accept the terms of those documents accordingly.
Priimdamas RSU Award, Dalyvis nedviprasmiškai ir neatšaukiamai patvirtina, jog, perskaitė ir suprato dokumentus susijusius su RSU teise (Planą ir Sutartį), kurie yra parengti ir pateikti anglų kalba. Atitinkamai, Dalyvis patvirtina ir pareiškia, jog pilvai ir visiškai sutinka su šiuose dokumentuose išdėstytomis sąlygomis.

Notifications
Foreign Asset / Account Reporting Information. You may be required to file an Annual Asset Return of the Individual (Family) in Form No. FR0001 with respect to assets held outside of Lithuania (i.e., shares of Common Stock) and a foreign account report. You should consult with your personal tax advisor regarding your reporting obligations.
Tax Reporting Requirements. You must file an annual tax return providing details of income received from abroad (including income in kind – the shares of Common Stock once they are obtained under the title of ownership) to the State Tax Inspectorate of the Republic of Lithuania.
PORTUGAL
Terms and Conditions
Language Consent. You expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Pelo presente instrumento, você declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e livremente aceitou e concordou dos termos e condições estabelecidas no Plano e no Acordo de Inscrição.
Notifications
Exchange Control Information. If you receive shares of Common Stock under the Plan, the acquisition of the shares should be reported to the Banco de Portugal for statistical purposes. If the shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.
SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. The RSU Award is subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and you will not be able to make any subsequent offer to sell or sale of the shares of Common Stock in Singapore, unless such offer or sale is made (i) after six (6) months from the Date of Grant, ii2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA or (iii) pursuant to, and in accordance with, the conditions of, any other applicable provisions of the SFA.
Notifications
Securities Law Notice. The offer of the Plan, the grant of the RSU Award, and the value of the underlying shares of Common Stock at vesting are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification. You understand and acknowledge that if you are a director, associate director or shadow director of a Singapore Affiliate, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Affiliate in writing when you receive an interest (e.g., an RSU Award or shares of Common Stock) in the Company. In addition, you must notify the Singapore Affiliate when you sell shares of Common Stock (including when you sell shares of Common Stock acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of your interests in the Company within two days of becoming a director, associate director or shadow director.

SOUTH KOREA
Notifications
Exchange Control Information. Korean residents who sell shares of Common Stock acquired under the Plan and/or receive cash dividends on the shares of Common Stock must file a report with a Korean foreign exchange bank if the proceeds exceed a certain threshold (currently, USD 5,000 per transaction) and are deposited into a non-Korean bank account. The report is not required if proceeds are deposited into a non-Korean brokerage account. It is your responsibility to comply with any applicable exchange control reporting obligations. You should consult with your personal legal advisor to determine your reporting obligations.
Foreign Asset / Account Tax Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold (currently KRW 500,000,000) (or an equivalent amount in foreign currency). You should consult with your personal tax advisor to ensure compliance with the applicable requirements.
SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 5 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
In accepting the RSU Award, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant RSU Awards under the Plan to Employees, Consultants, and Directors throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not economically or otherwise bind the Company on an ongoing basis; (ii) the RSU Award and any shares of Common Stock acquired under the Plan are not part of any employment or service contract (either with the Company, the Service Recipient or any other Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever; and (iii) the RSU Award will cease upon the termination of your Continuous Service for any reason unless otherwise provided in the Agreement, as detailed below. In addition, you understand that this grant would not be made but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the RSU Award shall be null and void.
You understand and agree that, as a condition of the grant of the RSU Award, the termination of your Continuous Service for any reason (including the reasons listed below) will automatically result in the loss of your right to vest in the RSU Award, unless otherwise provided in the Agreement. In particular, unless otherwise provided in the Agreement, you understand and agree that any RSU Award which has not vested as of the date you are no longer actively providing service will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of a termination of your Continuous Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in the Global Restricted Stock Unit Award Agreement as well as Section 5 of the Terms and Conditions Applicable to All Non-U.S. Participants (as supplemented by this provision).

Notifications
Securities Law Information. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the RSU Award. The Plan, the Agreement and any other documents evidencing the grant of the RSU Award have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
Exchange Control Information. You may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to you by the Company) if the balances in such accounts and the value of such instruments as of December 31, or the volume of the transactions with non-Spanish residents during the prior or current year, exceed a certain threshold (currently €1,000,000).
Foreign Asset/Account Reporting Information. You are required to report rights or assets deposited or held outside of Spain (including shares of Common Stock acquired under the Plan or cash proceeds from the sale of such shares of Common Stock) as of December 31 of each year, if the value of such rights or assets exceeds a certain threshold (currently €50,000) per type of right or asset. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than a certain threshold (currently €20,000) or if the ownership of the assets is transferred or relinquished during the year. The reporting requirement must be completed by the following March 31.
The exchange control and foreign asset / account reporting requirements in Spain are complex. You should consult your personal legal and tax advisors to ensure compliance with the applicable requirements.
SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Section 4 of the Global Restricted Stock Unit Award Agreement:
Without limiting the Company’s or the Service Recipient’s authority to satisfy their withholding obligations for any Tax Liability as set forth in Section 4 of the Global Restricted Stock Unit Award Agreement, in accepting the RSU Award, you authorize the Company and/or the Service Recipient to withhold or sell shares of Common Stock otherwise deliverable to you upon exercise to satisfy any Tax Liability, regardless of whether the Company or the Service Recipient has a withholding obligation on any such Tax Liability.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Employee; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

UNITED ARAB EMIRATES
Notifications
Securities Law Information. Participation in the Plan is being offered only to eligible Employees, Consultants, and Directors and is in the nature of providing equity incentives. Any documents related to participation in the Plan, including the Plan, the Agreement and any other grant documents (“RSU Documents”), are intended for distribution only to such eligible Employees, Consultants, and Directors and must not be delivered to, or relied on by, any other person.
The United Arab Emirates securities or financial/economic authorities have no responsibility for reviewing or verifying any RSU Documents and have not approved the RSU Documents nor taken steps to verify the information set out in them, and thus, are not responsible for their content. You should conduct your own due diligence on the securities offered. You acknowledge that if you do not understand the contents of the RSU Documents, you should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Tax Responsibility and Satisfaction. The following provision supplements Section 4 of the Global Restricted Stock Unit Award Agreement:
Income tax and national insurance contributions may arise on vesting of (or any other dealing in) the RSU Award, and you agree to meet any such Tax Liability, including employee’s primary Class 1 and Service Recipient’s secondary Class 1 national insurance contributions (“NICs”) arising on vesting of the RSU Award for which the Service Recipient is required to account to HM Revenue and Customs (“HMRC”). It is a condition of accepting the RSU Award that, if required by the Company or any Affiliate, you enter into such arrangements as the Company or any Affiliate may require for satisfaction of those Tax Liabilities. You acknowledge that you may be required, prior to vesting of the RSU Award, to enter into a joint election whereby the Service Recipient’s liability for national insurance contributions is transferred to you on terms set out in the election and approved by HMRC.
Without limitation to Section 4 of the Global Restricted Stock Unit Award Agreement, you agree that you are responsible for all Tax Liability and hereby covenant to pay all such Tax Liability, as and when requested by the Company or an Affiliate or by HMRC (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and its Affiliates against any Tax Liability they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any withholding obligation for Tax Liability not collected from or paid by you, in case the indemnification could be considered to be a loan. In this case, the Tax Liability not collected or paid may constitute a benefit to you on which additional income tax and NICs may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or an Affiliate (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be obtained from you by any of the means referred to in Section 4 of the Global Restricted Stock Unit Award Agreement.

Participant:
Date:

EXHIBIT B
Unity Software Inc.
ironSource Share Incentive Plan
Denmark - Employer Statement

AFTALE OM TILDELING AF RESTRICTED STOCK UNITS (RSU’ER), HERUNDER ERKLÆRING I HENHOLD TIL AKTIEOPTIONSLOVEN	AGREEMENT CONCERNING GRANTING OF RESTRICTED STOCK UNITS, INCLUDING STATEMENT PURSUANT TO THE DANISH STOCK OPTION ACT

Unity Technologies ApS Loevstraede 5, DK-1152 København K Danmark (det “Danske Selskab”)	Unity Technologies ApS Loevstraede 5, DK-1152 Copenhagen K Denmark (the “Danish Company”)

Og	and

den i Tildelingsmeddelelsen anførte Deltager (“Medarbejderen”)	the Participant named in the Grant Notice (the “Employee”)

og	and

Unity Software Inc. 30 3rd Street San Francisco, Californien 94103 USA (“Selskabet”)	Unity Software Inc. 30 3rd Street San Francisco, California 94103 USA (the “Company”)

har indgået denne aftale (den “Danske Aftale”) vedrørende de betingede aktieenheder restricted stock units (“RSU’er”), som Selskabet har tildelt Medarbejderen. Den Danske Aftale udgør endvidere en erklæring til Medarbejderen i henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (“Aktieoptionsloven”).	have entered into this agreement (the “Danish Agreement”) concerning the restricted stock units (the “RSUs”) granted by the Company to the Employee. The Danish Agreement also constitutes a statement to the Employee pursuant to section 3 (1) of the Danish Act on the exercise of stock acquisition rights or stock subscription rights in employment relationships, etc. (the “Stock Option Act”).

I tilfælde af uoverensstemmelser mellem den Danske Aftale og Medarbejderens ansættelsesaftale med det Danske Selskab har den Danske Aftale forrang.	In the event of any discrepancies between the Danish Agreement and the Employee’s contract of employment with the Danish Company, this Danish Agreement shall prevail.

Selskabet har vedtaget et RSU-program, der omfatter medarbejdere i Selskabet og dettes tilknyttede virksomheder, herunder det Danske Selskabs medarbejdere. Vilkårene for RSU-programmet, der også omfatter de RSU’er, der tildeles i medfør af den Danske Aftale, fremgår af “Unity Software Inc. ironSource Share Incentive Plan” (“Planen”) og “Unity Software Inc. Global Restricted Stock Unit Award Agreement and RSU Award Grant Notice (“RSU-Aftalen”) (Planen og RSU-Aftalen benævnes herefter samlet “RSU-Programmet”). Denne Danske Aftale er betinget af Medarbejderens samtidige indgåelse af RSU-Aftalen.	The Company has adopted an RSU program covering the employees of the Company and its affiliates, including the employees of the Danish Company. The terms of the RSU program, which also include the RSUs granted under the Danish Agreement, appear in the Unity Software Inc. ironSource Share Incentive Plan (the “Plan”) and the Unity Software Inc. Global Restricted Stock Unit Award Agreement and RSU Award Grant Notice (the “RSU Agreement”), (the Plan and RSU Agreement are hereinafter referred to as the “RSU Program”). This Danish Agreement is contingent on the Employee’s concurrent execution

Vilkårene i RSU-Programmet finder anvendelse på Medarbejderens RSU’er, medmindre denne Danske Aftale fastsætter vilkår, der fraviger vilkårene i RSU-Programmet. I sådanne tilfælde har vilkårene i denne Danske Aftale forrang.

The terms of the RSU Program apply to the Employee’s RSUs, unless this Danish Agreement stipulates terms that deviate from the terms of the RSU Program. In such situations, the terms of this Danish Agreement shall prevail.

Definitioner anvendt i denne Danske Aftale vil have samme betydning som i RSU-Programmet, medmindre andet følger af denne Danske Aftale.	The definitions in this Danish Agreement shall have the same meaning as the definitions of the RSU Program, unless otherwise provided by this Danish Agreement.

5	RSU’ER OF VEDERLAG	1	RSUS AND CONSIDERATION

1.1	Medarbejderen bliver løbende efter Selskabets Bestyrelses ("Bestyrelsen") skøn tildelt RSU’er, der giver Medarbejderen ret til at erhverve ordinære aktier (“Aktier”) i Selskabet. RSU’erne tildeles vederlagsfrit.	1.1	The Employee is granted RSUs on a current basis at the discretion of the Company’s Board of Directors (the “Board”), entitling the Employee to acquire shares of Common Stock (“Shares”) in the Company. The RSUs are granted free of charge

1.2	Udstedelsen af Aktier finder sted som beskrevet i pkt. 5 i RSU-Aftalen. Der betales ingen udnyttelseskurs i forbindelse med RSU’ernes modning.	1.2	The issuance of Shares will take place as described in section 5 of the RSU Agreement. No exercise price is payable upon the vesting of the RSUs.

2	KRITERIER ELLER BETINGELSER FOR TILDELINGEN	2	CRITERIA OR CONDITIONS FOR THE GRANT

2.1	Medarbejdere, konsulenter og bestyrelsesmedlemmer i Selskabet eller et tilknyttet selskab, der er udpeget af Lønudvalget på datoen for tildelingens ikrafttræden, er berettigede til at deltage	2.1	Employees, consultants and directors of the Company or an affiliate of the Company designated by the Committee on the effective date of the grant may be eligible to participate.

3	ØVRIGE VILKÅR	3	OTHER TERMS AND CONDITIONS

3.1	RSU’erne tildeles i overensstemmelse med RSU-Programmet.	3.1	The RSUs are granted under the RSU Program.

3.2	Optionerne tildeles efter Lønudvalgets skøn i Aktieprogrammets løbetid.	3.2	The RSUs are granted at the discretion of the Committee during the term of the RSU Program.

3.3	RSU’erne modnes i henhold til den i Tildelingsmeddelelsen anførte modningsplan.	3.3	The RSUs vest according to the vesting schedule set forth in the Grant Notice.

3.4	Modningen af RSU’er er betinget af, at Medarbejderen er ansat i det Danske Selskab eller en anden med Selskabet koncernforbundet enhed, og ingen RSU’er vil blive tildelt eller modnes efter ansættelsesforholdets ophør, uanset årsagen hertil, jf. dog pkt. 4 nedenfor. Modningen af RSU’er påvirkes ikke af lovreguleret orlov.	3.4	The vesting of RSUs is conditional on the Employee being employed with the Danish Company or another entity in the Company group and no RSUs are granted or shall vest after the termination of such employment, regardless of the reason for such termination, cf. however Section 4 below. The vesting of RSUs is not influenced by statutory leave.

4	FRATRÆDEN	4	TERMINATION

4.1	Som anført i Tildelingsmeddelelsen ophører modning af RSU'erne i tilfælde af ophør af Medarbejderens Fortsatte Ansættelse, undtagen hvor ophøret af Fortsat Ansættelse skyldes Medarbejderens død.	4.1	As set forth in the Grant Notice, except the case of termination due to death, vesting of the RSUs shall terminate upon the Employee’s termination of Continuous Service.

5	JUSTERING AF RSU’ERNE	5	ADJUSTMENT OF THE RSUS

5.1	Justering i forbindelse med kapitalændringer	5.1	Adjustment in connection with capital changes

5.2	Som yderligere beskrevet i RSU-Programmet gælder det, at hvis antallet af udestående Aktier ændres i forbindelse med en ændring i Selskabets kapitalstruktur uden vederlag såsom aktieudbytte, rekapitalisering, aktiesplit, omvendt aktie-split, opdeling eller omklassificering, kan der foretages justeringer, der kan påvirke RSU-Programmet, herunder justering af antallet og klasserne af Aktier, der kan leveres i henhold til Programmet, og af antallet af Aktier for hver endnu ikke modnet RSU i henhold til RSU-Programmet.	5.2	As further set out in the RSU Program, if the number of outstanding Shares is changed by a modification in the capital structure of the Company without consideration such as a stock dividend, recapitalization, stock split, reverse stock split, subdivision or reclassification then adjustments may be made that may impact the RSU Program including adjusting of the number and class of Shares that may be delivered under the Program, the number of Shares covered by each RSU under the RSU Program which has not yet vested.

5.3	Andre ændringer	5.3	Other changes

5.4	Såfremt der sker et kontrolskifte i Moderselskabet, kan der foretages justeringer i RSU-Programmet som nærmere beskrevet deri.	5.4	If there is a change in control of the Parent Company adjustments may be made to the RSU Program as further set out therein.

5.5	Lønudvalgets regulering af RSU’er	5.5	Committee’s regulation of RSUs

5.6	Lønudvalgets bemyndigelse til at regulere RSU’erne i de i dette pkt. 5 omhandlede situationer er underlagt pkt. 13 i Planen og pkt. 7 i RSU-Aftalen.	5.6	The Committee’s authority to regulate of the RSUs in the situations comprised by this section 5 shall be governed by section 13 of the Plan and section 7 of the RSU Agreement.

6	ØKONOMISKE ASPEKTER VED DELTAGELSE I ORDNINGEN	6	THE FINANCIAL ASPECTS OF PARTICIPATING IN THE SCHEME

6.1	RSU’erne er risikobetonede værdipapirer, der påvirkes af aktiemarkedet og Selskabets resultater. Som følge heraf er der ingen garanti for, at modningen af RSU’erne udløser en fortjeneste. RSU’erne indgår ikke i beregningen af feriepenge, fratrædelsesgodtgørelse, lovpligtig godtgørelse eller kompensation, pension og lignende	6.1	The RSUs are risky securities influenced by the capital market and the Company’s results. Consequently, there is no guarantee that the vesting of the RSUs will trigger a profit. The RSUs are not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.

7	SKATTEMÆSSIGE FORHOLD	7	TAX MATTERS

7.1	De skattemæssige konsekvenser for Medarbejderen som følge af tildelingen af RSU’erne og modningen af disse er det Danske Selskab og Selskabet uvedkommende. Det Danske Selskab opfordrer Medarbejderen til at indhente individuel rådgivning om den skattemæssige behandling af tildelingen og modningen af RSU’erne.	7.1	Any tax consequences for the Employee arising out of the RSUs and the vesting thereof are of no concern to the Danish Company or the Company. The Danish Company encourages the Employee to obtain individual tax advice in relation to the effect of grant and vesting of the RSUs.

8	OVERDRAGELSE PANTSÆTNING AF RSU’ER MV.	8	TRANSFER AND PLEDGING OF RSUS, ETC.

8.1	RSU’erne er personlige og kan hverken sælges, bortgives, pantsættes eller på anden måde overdrages til tredjemand, hverken frivilligt eller ved udlæg.	8.1	The RSUs are personal instruments that cannot be sold, given away, pledged or otherwise transferred to a third party, whether voluntarily or by execution.

8.2	Udover at udgøre en erklæring i overensstemmelse med Aktieoptionsloven § 3, stk. 1, udgør denne Danske Aftale også en integreret del af Medarbejderens ansættelsesaftale med det Danske Selskab og er undergivet dansk lovgivning.	8.2	In addition to constituting a statement in accordance with section 3 (1) of the Danish Stock Option Act, this Danish Agreement constitutes an integral part of the Employee’s contract of employment with the Danish Company and is subject to Danish law.